55 ST. CLAIR INC.

(LANDLORD)

- and –

CRYPTOLOGIC INC.

(TENANT)

OFFICE LEASE

BUILDING:	55 St. Clair Avenue West, Toronto, Ontario
PREMISES:	Entire 3rd Floor - approximately 34,645 square feet; and Portion of 2nd Floor – approximately 6,189 square feet
DATED:	January 21, 2005

CD
ml

TABLE OF CONTENTS

RIDERS/SCHEDULES/APPENDICES

THIS LEASE dated the 21st day of January, 2005.

B E T W E E N:

55 ST. CLAIR INC.

(hereinafter called "Landlord")

OF THE FIRST PART

- and -

CRYPTOLOGIC INC.

(hereinafter called "Tenant")

OF THE SECOND PART

ARTICLE I
LEASE SUMMARY

1.1	**Premises:**	the **entire third (3rd)** floor being Suite **#300** and **a portion of the second (2nd)** floor, being Suite **#200** of the Building;	
1.2	**Term:**	**ten (10) years**	
1.3	(a) **Commencement Date:**	**the expiry of the Fixturing Period, subject to Section 2.2;**	
	(b) **Expiry Date:**	**July 31, 2015;**	
1.4	**Basic Rent:**	**Years 1 – 5 : $14.50** per square foot of Rentable Area of the Premises per annum; **Years 6 -10 : $16.50** per square foot of Rentable Area of the Premises per annum;	
1.5	**Rentable Area of Premises:**	**A total Rentable Area of approximately forty thousand eight hundred and thirty four (40,834) square feet, comprised of: (i) approximately thirty four thousand six hundred and forty five (34,645) square feet being the entire third (3rd) floor, and (ii) approximately six thousand one hundred and eighty nine (6,189) square feet, being a portion of the second (2nd) floor, subject to final measurement in accordance with BOMA**;	
1.6	(a) **Rent Deposit:**	**$218,243.44** of which **$105,480.69 shall be applied against the first month's Rent and the balance** which shall be applied against last month's Rent in accordance with Section 7.2(a);	
	(b) **Security Deposit:**	**$Nil** which shall be held by Landlord as a Security Deposit in accordance with Section 7.2(d);	
1.7	**Use of Premises:**	Office premises, in keeping with **existing** standards **of the Building, and such other uses as set out in Section 3.6;**	
1.8	**Address of Tenant:**	**at the Premises. The Landlord shall send a duplicate copy of any notice given under Section 9.1 to Tenant's legal counsel:** **Stikeman, Graham, Keeley & Spiegel LLP** **220 Bay Street, 7th Floor** **Toronto, Ontario** **M5J 2W4 (Attention: Mr. Robert Spiegel)**	
1.9	**Address of Landlord:**	c/o O&Y Enterprise GP Inc., in its capacity as general partner for O&Y Enterprise Limited Partnership. Suite 1500, 18 King Street East Toronto, Ontario M5C IC4; Attn: Leasing Legal Services	
1.10	**Special Provisions:**	See Rider No. 1	

ARTICLE II
LEASE OF PREMISES

2.1 Premises

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

2.2 Use Prior to Commencement Date

Upon completion of the Landlord's Work as set out in Schedule "F" hereto, and provided that the Tenant has provided the Landlord with evidence that the Tenant has taken out insurance covering the Premises as more particularly set out in this Lease, the Landlord shall deliver vacant possession of that portion of the Premises comprising the third (3rd) floor for the purposes of the Tenant carrying out construction of its leasehold improvements and fixturing of the Leased Premises, for a period (the "Fixturing Period") of one hundred and fifty (150) days. The Fixturing Period shall commence no later than March 1, 2005, or such earlier date as agreed to by the Tenant. The Landlord will use its best efforts to provide that portion of the Premises located on the second (2nd) floor in an "as is" condition before April 1, 2005. If the Tenant completes construction of its leasehold improvements prior to the expiry of the Fixturing Period, the Tenant shall be permitted to carry on business in the whole or any portion of the Premises, and during the Fixturing Period until the Commencement Date, all the terms and conditions contained in this Lease shall apply, except for the payment of Rent, and the Tenant shall reimburse the Landlord for any Excess Costs provided **and requested by the Tenant** during such period ~~including the cost of cleaning and rubbish removal~~, **and the cost of** any utilities consumed in the Premises.

2.3 Acceptance of Premises

Tenant shall accept the Premises in the state and condition in which they are received from Landlord **subject only to the Landlord's obligations to complete Landlord's Work as set out in Schedule "F" hereto.**

2.4 Licence to Use Common Facilities

Landlord grants to Tenant in common with others entitled thereto, including the general public in concourse areas, the non-exclusive licence during the Term to use for their intended purposes, such portions of the Common Facilities ~~as Landlord determines to be~~ required for the use of the Premises during **the hours Tenant will be carrying on business in the Premises.** ~~such hours as the Common Facilities are open for use, as determined by Landlord from time to time.~~

2.5 Quiet Enjoyment

Subject to Tenant's complying with all of the terms of this Lease, Tenant may peaceably possess and enjoy the Premises for the Term without interruption by Landlord or any person claiming through Landlord.

2.6 Delay in Possession

Subject to Section 2.2, should the Tenant be delayed by the fault of the Landlord in taking possession on the Commencement Date, then and only then shall the payment of Rent be postponed for the same number of days that the Tenant is so delayed in taking possession of the Premises. The Tenant hereby acknowledges and agrees that such postponement of the payment of Rent shall be in full settlement for any claims it might have against the Landlord for being delayed in taking possession of the Premises.

2.7 Net Lease

The Tenant acknowledges and agrees that it is intended that this Lease is a completely carefree net lease to the Landlord, except as expressly herein set out, that the Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises, or the use and occupancy thereof, or the contents thereof, or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Premises except as expressly herein set out.

ARTICLE III
TENANT'S COVENANTS

3.1 Tenant to Pay Rent

Tenant shall pay as rent Basic Rent and Additional Rent (collectively called "Rent"), without prior demand and without deduction, set-off or abatement whatsoever **except to the extent otherwise provided herein.** Basic Rent shall be paid in equal monthly instalments in advance on the first day of each and every month during the Term. For any partial month(s) during the Term Rent shall be computed on a per diem basis. If Basic Rent is described as an amount per square foot, then the Basic Rent shall be adjusted upon the determination of the **certified** Rentable Area of the Premises **based on the Architect's certificate of measurement which shall be provided to Tenant prior to the Commencement Date or as soon as reasonably possible following the Commencement Date (but in any event no later than 30 days following the Commencement Date), at Landlord's expense, which shall be in accordance with BOMA. Notwithstanding the foregoing, the certified Rentable Area of the Premises as calculated herein shall not be more or less than the estimated Rentable Area multiplied by 1.02.**

3.2 Post-dated Cheques

On the first day of each lease year, Tenant shall deliver to Landlord post-dated cheques for all payments of Basic Rent and estimates of Additional Rent or any portions thereof payable during the balance of such Fiscal Year. **So long as Tenant is CryptoLogic Inc. or a Permitted Transferee (as hereafter defined) and is not in continuous or habitual default under this Lease or in material default beyond the applicable cure period, then the requirement to supply postdated cheques under this Section 3.2 shall be suspended.**

3.3 Taxes Payable by Tenant

Unless ~~Whether or not there are any~~ real property tax bills **are** ~~or separate real property assessment notices~~ issued by a taxing authority **for the Premises (in which case Tenant's share of Taxes shall be determined on that basis, plus its Proportionate Share of the Taxes levied, charged, assessed or allocated by the Landlord or the taxing authority against the Common Facilities)**, Tenant shall pay to Landlord all Taxes charged against the Project, including the Common Facilities which shall be paid on the basis of Tenant's Proportionate Share of such Taxes. In addition, Tenant shall pay to Landlord all applicable Sales Taxes. ~~or then applicable assessment principles or such other reasonable and equitable basis as the Landlord determines.~~

Landlord (and not Tenant) may contest and appeal any Taxes or assessments. Tenant will co-operate with Landlord in respect of any such contest and appeal and shall provide to Landlord such information and execute such documents as Landlord requests to give full effect to the foregoing. Tenant's Taxes shall remain payable regardless of any deferral of payment or contestation or appeal of Taxes by Landlord.

3.4 Tenant's Payment of Operating Costs and Utilities

Tenant shall pay to Landlord: (i) Excess Costs charged by Landlord; (ii) its Proportionate Share of Operating Costs; and (iii) all Utility Costs except where the Tenant is purchasing Utilities directly from a supplier, in which case, the Tenant shall pay such Utilities directly to the supplier(s). **In each subsequent Fiscal Year following the first Fiscal Year, the Tenant's Proportionate Share of Operating Costs and Utility Costs shall not exceed 105% of the amount per square foot of the Rentable Area of the Leased Premises payable by the Tenant for the preceding Fiscal Year on a cumulative basis.**

Tenant shall execute and deliver any **acknowledgements or such other similar form of** agreements required by Landlord in respect of the supply of any Utilities to the Premises. Tenant's use of any such Utilities shall not exceed the available capacity of the existing systems from time to time.

Tenant will, if requested by Landlord, install at its own expense, at a location designated by Landlord, a separate revenue grade meter indicating demand and consumption for Utilities in the ~~Premises~~ **Project. Landlord will, if requested by Tenant, install at Tenant's expense, at a location designated by Landlord, a separate revenue grade meter indicating demand and consumption for Utilities in the Project.** The Landlord's cost of cleaning, maintaining and servicing all electric light fixtures in the Premises including the cost of replacing light bulbs, tubes, starters and ballasts, **shall form part of Operating Costs**.

If there is no such revenue grade meter in the Premises and the Landlord and Tenant are unable to agree on the appropriate distribution of the costs of any of the foregoing, then Landlord's engineers may from time to time determine such costs including the electrical consumption for lighting a square foot of Rentable Area and may determine Tenant's electrical and other utility consumption upon whatever reasonable basis may be selected by such engineers.

Where the Tenant is purchasing Utilities directly from a supplier, it shall only deal with such suppliers which have obtained a license or other forms of approval from the Landlord to run service for such Utility through the Building.

3.5 Monthly Payments of Additional Rent

Landlord may from time to time by written notice to Tenant **reasonably** estimate or re-estimate all or any portion of Additional Rent for the current or upcoming Fiscal Year or part thereof. The amounts so estimated shall be payable by Tenant in advance in equal monthly instalments on the same days as the monthly payments of Basic Rent. **Within one hundred and twenty (120) days** after the expiration of each Fiscal Year or part thereof, Landlord shall furnish to Tenant an **unaudited** statement of the actual amounts payable by Tenant with reasonable detail, which statement shall be final and binding **unless the Tenant is able to demonstrate that such statement is in error**. Within fifteen (15) days after delivery of such statement, either Tenant shall pay to Landlord the amounts shown on the statement to be owed or Landlord shall **refund to Tenant** any overpayment.

3.6 Use of Premises

Tenant covenants to use the Premises for the Use as provided in subsection 1.7 above in accordance with the **existing** standard of ~~a first class office building of similar age and in a similar location as~~ the Building; **provided that subject to section 3.8 below, the Tenant or any permitted licensee, assignee or subtenant shall have the right to use the Premises for any use permitted by the applicable zoning by-laws and other legislation. The Landlord warrants that the Use as provided in subsection 1.7 is permitted by the applicable zoning by-laws and other legislation for the Premises.**

3.7 Compliance with Laws

Tenant shall be solely responsible for obtaining from all authorities having jurisdiction all necessary permits, licences and approvals as may be necessary to permit Tenant to occupy the Premises and conduct its business thereon, as required by all applicable Laws. Tenant shall comply at its own expense with all applicable Laws respecting the use, condition and occupation of the Premises, and all leasehold improvements, fixtures, equipment

and contents thereof. The Tenant shall not allow or cause any act or omission to occur in or about the Premises which may result in an illegal use or causes any breach of or non-compliance with such Laws. If due to the Tenant's acts, omissions or use of the Premises, repairs, alterations or improvements to the Premises or the Building are necessary to comply with any of the foregoing or with the requirement of insurance carriers, the Tenant will pay the entire cost thereof, **subject to Section 3.18(d) hereof. The Landlord acknowledges that to the best of the Landlord's knowledge and belief, the Premises is, or will be in compliance with all applicable Laws as at March 1, 2005.**

3.8 Prohibited Uses

Tenant shall not permit any part of the Premises to be used during the Term for any of the following businesses or activities: (a) any retail, wholesale sales activities or any auction; (b) any vending machines or other coin-operated, mechanical or electrical serving or dispensing machines whatsoever for the sale or supply of food or beverages (other than food or beverages such as are routinely served in office premises without charge to employees such as coffee and soft drinks); (c) sale of tickets for theatre or other entertainment events or lotteries; (d) any business which would result in people waiting in Common Facilities to enter the Premises; (e) any type of business or business practice which would, in the sole opinion of Landlord, tend to lower the character or image of any part of the Project; (f) any use which in any way contravenes any **then existing** restrictive covenants in leases granted by Landlord or other agreements or arrangements with other tenants; or (g) any business or activity not in compliance with all Laws. **The Landlord acknowledges that the Tenant's core business includes the ~~operation~~ development of computer gambling software, and so long as the Tenant's methods or quality of operation do not lower the character of the Building or harm the business or reputation of the Landlord or reflect unfavourably on the Building, the Landlord or other tenants in the Building, the Tenant's ~~operation~~ development of such computer gambling software shall not contravene this Section 3.8.**

3.9 Maintenance and Repairs of Premises

Tenant at its expense shall perform such maintenance, repairs and **non-structural** replacements as required to keep the Premises, all contents thereof and all services and equipment located in or primarily serving the Premises (not part of the Common Facilities), in **good** appearance and condition, and in accordance with all Laws and Landlord's reasonable requirements, subject only to the obligations of Landlord expressly provided in Section 4.4, **and reasonable wear and tear**. For the purposes of this Section 3.9 the Premises shall include, without limitation, all leasehold improvements, perimeter walls and glass and doors. Landlord may enter the Premises at any time to view the state of repair and condition thereof and Tenant shall promptly perform according to Landlord's notice any maintenance, repairs or replacements in accordance with Tenant's obligations hereunder.

3.10 Approval of Repairs and Alterations

Tenant shall not make any repairs, replacements, changes, additions, improvements or alterations (hereinafter referred to as "Alterations") to the Premises without complying with the provisions of Schedule "E".

3.11 Ownership and Removal of Leasehold Improvements

Upon installation, all Leasehold Improvements become the property of Landlord but Landlord shall not have any responsibility in respect of the maintenance, repair or replacement thereof. Tenant shall not remove any Leasehold Improvements from the Premises at any time **(except in the ordinary course of the Tenant's business) without prior consent in writing from the Landlord, and at the expiry or earlier termination of the Term, the Tenant shall have no obligation to restore the Premises to the condition that existed prior to their installation by the Tenant if such Leasehold Improvements were installed with the written consent of the Landlord, and the Landlord agrees to accept the Premises in the configuration in which it is structured at that time**, except that, at the expiry or earlier termination of the Term, **the** Tenant shall remove **any back-up power generator installed by the Tenant (or the existing building generator if purchased by the Tenant) and any non-standard office installations (ie. decommissioning of server room to Class B office space) including the Communications Equipment as hereafter defined which is located on the roof of the Building).** ~~any or all Leasehold Improvements in or about the Premises, as required by Landlord and shall repair all damage resulting from and shall restore the Premises to their condition prior to, the installation and removal thereof.~~

3.12 Vacating of Possession

Upon the expiry or earlier termination of the Term, Tenant shall deliver to Landlord vacant possession of the Premises in such condition in which Tenant is required to keep the Premises during the Term pursuant hereto and shall leave the Premises in neat and **broom** clean condition and shall deliver to Landlord all keys for the Premises and all keys or combinations to locks on doors or vaults in the Premises.

3.13 Removal of Trade Fixtures

At the expiry or earlier termination of the Term, Tenant shall remove its **equipment and** trade fixtures and repair all damage resulting from the installation or removal of such **equipment and** trade fixtures. If at the expiry or earlier termination of the Term Tenant does not remove its **equipment and** trade fixtures at the option of Landlord, such **equipment and** trade fixtures or property shall become the absolute property of Landlord or may be disposed of by Landlord without any compensation to Tenant.

3.14 Overholding by Tenant

If Tenant remains in possession of the Premises with the consent of the Landlord after the expiry of the Term, this Lease shall not be deemed to be renewed and Tenant shall be deemed to be occupying the Premises as a monthly tenant on the same terms as set forth in this Lease insofar as they are applicable to a monthly tenancy except the monthly Basic Rent shall be equal to ~~the greater of: (a)~~ **125% of** ~~twice~~ the monthly Basic Rent payable during the last twelve months of the Term. ~~or (b) the then prevailing rate charged by the Landlord in the Building~~. This provision shall not authorize the Tenant to so overhold where the Landlord has objected.

3.15 Tenant's Effect On Other Insurance

If the cost of any insurance policies of Landlord on the Project is increased as a result of anything done or permitted by Tenant anywhere on the Project, Tenant shall pay the full amount of such increase (as determined by Landlord's insurer) to Landlord forthwith upon demand.

If there is an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord on the Project by reason of anything done or permitted by Tenant anywhere on the Project, and if Tenant fails to remedy the situation giving rise to such actual or threatened cancellation or change within twenty-four (24) hours after notice from Landlord **or such longer period as the insurer may afford**, then Landlord may, at its option, ~~either: (i) terminate this Lease forthwith by written notice; or, (ii)~~ remedy the situation giving rise to such actual or threatened cancellation or change, all at the cost of Tenant to be paid to Landlord forthwith upon demand, and for such purpose Landlord shall have the right to enter upon the Premises without further notice. **If the Landlord is unable to rectify the situation as aforesaid, then Landlord may at its option terminate this Lease forthwith by written notice.**

3.16 Tenant's Insurance

(a) Tenant shall, at its expense, maintain in full force and effect at all times such insurance as would be maintained by a prudent tenant of premises such as the Premises, which insurance shall include at least all of the following: (i) comprehensive general liability insurance on an occurrence basis with respect to any use and occupancy of or things on all or any part of the Premises or Project by Tenant, with coverage for any occurrence of not less than Five Million ($5,000,000.00) Dollars or such higher amount as Landlord may reasonably require **(provided that such amounts are not higher than generally prevailing amounts for similar buildings)** on not less than one (1) month's notice; (ii) all risks insurance covering the leasehold improvements, trade fixtures and contents on the Premises, for not less than the full replacement cost thereof and with a replacement cost endorsement; (iii) broad form comprehensive boiler and machinery insurance on all insurable objects which are the property or responsibility of Tenant, for not less than the full replacement cost thereof and with a replacement cost endorsement; (iv) business interruption insurance in such amounts as required by Landlord. **So long as the Tenant is CryptoLogic Inc. or a Permitted Transferee as hereinafter defined, and is itself in possession of the Premises and there is no Event of Default, the Tenant shall be entitled to self-insure with respect to business interruption and will be deemed to have satisfactorily taken out such insurance**; (v) Tenant's legal liability insurance for the full replacement cost of the Premises; and (vi) any other insurance against such risks and in such amounts **against which a prudent tenant of similar premises in a comparable office building would insure**.

(b) Each of Tenant's insurance policies shall name Landlord and any others designated by the Landlord as an additional ~~named~~ insured as their respective interests may appear, and shall be taken out with insurers and shall be in such form and on such terms as are satisfactory to Landlord from time to time. Without limiting the generality of the foregoing, each of Tenant's insurance policies shall contain: (i) the standard mortgage clause as may be required by any mortgagee of Landlord; (ii) a waiver by the insurer of any rights of subrogation to which such insurer might otherwise be entitled against Landlord or any person for whom Landlord is in law responsible; (iii) an undertaking by the insurer that no material change adverse to Tenant or Landlord or any mortgagee of Landlord will be made and the policy will not lapse or be terminated, except after not less than thirty (30) days' written notice to Tenant and Landlord and to any mortgagee of Landlord; (iv) a provision stating that Tenant's insurance policy shall be primary and shall not call into contribution any other insurance available to Landlord; (v) a joint loss endorsement, where applicable; (vi) a severability of interests clause and a cross-liability clause; and (vii) a waiver, in respect of the interests of Landlord and any mortgagee of Landlord, of any provision with respect to any breach of any warranties, representations, declarations or conditions contained in the said policy.

(c) Tenant shall provide to the Landlord and the Mortgagee on demand, and from time to time, satisfactory evidence that the Tenant's insurance policies are in good standing and in compliance with Tenant's obligations hereunder, or if required by the Landlord or the Mortgagee, **certificates** ~~certified copies~~ of each such insurance policy.

(d) **Subject to Section 3.18(c) hereof,** Tenant hereby releases Landlord and its servants, agents, employees, contractors and those for whom Landlord is in law responsible from all losses, damages and claims of any kind in respect of which Tenant is required to maintain insurance hereunder or is otherwise insured.

(e) In case of damage to the Leasehold Improvements or any material part thereof, the proceeds of insurance in respect thereto shall be payable to the Landlord and such proceeds shall be released to the Tenant (provided that the Tenant is not in default hereunder) upon the Tenant's written request for progress payments, at stages determined by a certificate of the Architect stating that repairs to each such stage have been satisfactorily completed free of liens by the Tenant or by the Tenant's contractors. In the event the Tenant defaults in making such repairs, the Landlord may, but shall not be obliged to, perform the repairs and the proceeds may be applied by the Landlord to the cost thereof. If this Lease expires or is terminated at a time when the Premises or the Leasehold Improvements are damaged or destroyed as a result of a peril required to be insured against by the Tenant, the Tenant shall pay or assign to Landlord free of encumbrance, an amount equal to the proceeds or the proceeds of insurance required to be maintained by the Tenant with respect to such damage or destruction.

3.17 Landlord's Right to Place Tenant's Insurance

If Tenant fails to maintain in force, or pay any premiums for, any insurance required to be maintained by Tenant hereunder, then Landlord, without prejudice to any of its other rights and remedies hereunder, shall have the

right but not the obligation to effect such insurance on behalf of Tenant and the cost thereof and all other reasonable expenses incurred by Landlord in that regard shall be paid by Tenant to Landlord forthwith upon demand.

3.18 Landlord's Non-Liability and Indemnity

(a) **Subject to Section 3.18(c) and 3.18(d) below,** Tenant agrees that Landlord shall not be liable or responsible in any way for (a) any injury or death to any person, or (b) any loss or damage to any property at any time on or about the Premises or (c) any property owned by or being the responsibility of Tenant on or about the Project, or (d) any damage caused by or attributed to the condition or arrangement of any electric or other writing, cabling or related facilities, or (e) any damage caused by anything done or omitted to be done by the Landlord or by another tenant in the Building; or (f) any claim or demand in connection with any injury, loss or damage to the Tenant, its agents, invitees or licensees or to the property of the Tenant, its agents, invitees or licensees, where such injury, loss or damage arising out of the security services in force or the lack thereof in the Building from time to time, or (g) any loss or damage resulting from change or interruption of a utility however caused, or (h) any indirect or consequential damages suffered by the Tenant no matter how the same shall be caused and whether or not resulting from the negligence of Landlord or, any person for whom Landlord is in law responsible.

(b) Tenant shall indemnify Landlord and all of its servants, agents, employees, contractors and persons for whom Landlord is in law responsible against any and all liabilities, claims, damages, losses and expenses, including all reasonable legal fees and disbursements, arising from: (i) any breach by Tenant of any of the provisions of this Lease; (ii) any act or omission of any person on the Premises or any use or occupancy of or any things in the Premises; (iii) any act or omission of Tenant on the Premises or elsewhere on or about the Project; or (iv) any injury or death of persons, or any loss or damage to property of Tenant or any of its servants, agents, employees, invitees, licensees, subtenants, contractors or persons for whom Tenant is in law responsible, on the Premises or elsewhere on or about the Project. In case the Landlord, without actual fault on its part, is made party to any litigation commenced by or against the Tenant, the Tenant shall hold the Landlord harmless and shall pay all costs and legal fees incurred or paid by the Landlord in respect of such litigation.

(c) So long as the Tenant is CryptoLogic Inc. or a Permitted Transferee, and is itself in possession of the Premises and there is no Event of Default, the Landlord will indemnify the Tenant and save the Tenant harmless from and against any and all liabilities, claims, damages, losses and expenses in connection with (i) any breach by the Landlord of the provisions of this Lease; (ii) any act or omission of the Landlord and those for whom it is in law responsible; (iii) any injury or death of persons or any damage to property or any other loss or injury whatsoever arising from or out of the operation or use by the Landlord of any part of the Common Facilities, occasioned wholly or in part by an act or omission of the Landlord, its officers, agents, employees, invitees, licensees, contractors or anyone for whom the Landlord is responsible in law. In case the Tenant shall, without fault on its part, be made a party to any litigation commenced by or against the Landlord, then the Landlord shall hold the Tenant harmless and shall pay all costs and legal fees incurred or paid by the Tenant in respect of such litigation.

(d) Notwithstanding anything herein to the contrary, the Landlord hereby remises, releases and forever discharges the Tenant (but only so long as the Tenant is CryptoLogic Inc. or a Permitted Transferee, and is itself in possession of the Premises and there is no Event of Default) and the Tenant hereby remises, releases and forever discharges the Landlord from all actions, manner of actions, causes of actions, claims, suits and obligations which it has, or may hereafter have against the other for or concerning, or by reason of, or in any way connected with or arising out of, or in consequence of an occurrence in respect of which the releasing party has insurance or is required to insure pursuant to the provisions hereunder. For greater certainty, if the Landlord has Self-Insured in respect of any casualty, it shall be deemed to be insured. In addition, it is hereby stipulated that the releasing party shall be deemed to have insurance for all deductibles and, furthermore, the within release shall apply whether or not the claim being released was the result of the negligence of the released party or of any person for whom it is responsible in law. Nothing in this Section 3.18(d) shall affect the liability of each of the Landlord and the Tenant to a third party and each of the Landlord and the Tenant shall be entitled to full indemnity and contribution from the other to the extent of the other's fault or negligence respecting a claim brought by a third party against it.

(e) It is agreed that every indemnity, exclusion or release of liability and waiver of subrogation contained in this Lease or in any of the Tenant's insurance policies shall extend to and benefit each and every of the Landlord, any Mortgagee, any management company employed or retained by the Landlord to manage (in whole or in part) the Building and all of their respective servants, agents, directors, officers, employees and those for whom the Landlord is in law responsible (collectively the "Landlord Beneficiaries"), it being understood and agreed that the Landlord is the agent or trustee of the Landlord Beneficiaries solely to the extent necessary for the Landlord Beneficiaries to take the benefit of this Section. The Landlord shall be under no obligation whatsoever to take any steps or actions on behalf of the Landlord Beneficiaries to enable them to obtain the benefits of this section unless it chooses to do so in its sole and absolute discretion.

3.19 Status Statement

Upon written request, Tenant shall deliver to Landlord (or to whom Landlord may direct) a certificate in such form as requested by Landlord stating (if such is the case, or stating the manner in which such may not be the case) among other things: (a) that this Lease is unmodified and in full force; (b) the commencement and expiry of the Term and the dates to which Rent has been paid; (c) any default by Landlord under this Lease.

3.20 Subordination

This Lease and Tenant's rights shall be subject and subordinate to any and all Mortgages, on the Project or any part thereof now or in the future. Tenant shall on notice from Landlord or holder of a Mortgage attorn to and become a tenant of the holder of any such Mortgage upon the same terms and conditions as set forth herein and shall execute promptly on request any subordination and/or attornment documents as requested from time to time by Landlord or any Mortgagee.

Upon written request of the Tenant, and at the sole expense of the Landlord, the Landlord shall use best commercial efforts to obtain a non-disturbance agreement for the Tenant on terms satisfactory to the Tenant, from any existing mortgagee, trustee or other encumbrancer, and any future mortgagee, trustee, purchaser or other encumbrancer to whom the Tenant is required to attorn or subordinate, which provides that so long as the Tenant performs and observes all of its covenants, obligations and agreements under this Lease, it shall be permitted to remain in quiet possession of the Premises without interruption or disturbance, subject to the terms of this Lease.

3.21 Registration

Unless requested or consented to by Landlord, **acting reasonably**, Tenant shall not register this Lease or any short form, caveat or notice thereof.

3.22 Rights of Mortgagee

If at any time during the currency of a mortgage of the interest of the Landlord in the Premises or the Building, notice of which has been given to the Tenant, the Landlord shall be in default under this Lease and such default would give rise to a right in Tenant to terminate this Lease, the Tenant, before becoming entitled as against the holder of such mortgage to exercise any right to terminate this Lease, shall give to such mortgagee notice in writing of such default. Such mortgagee shall have **thirty (30)** ~~sixty (60)~~ days after the giving of such notice, ~~or such longer period as may be reasonable in the circumstances, within which to remedy such default~~, and if such default is remedied within such time, the Tenant shall not by reason thereof terminate this Lease. The rights and privileges granted to any such mortgagee by virtue of this Section 3.22 shall not be deemed to alter, affect or prejudice any of the rights and remedies available to the Tenant as against the Landlord. Any notice to be given to such mortgagee shall be deemed to have been properly given if mailed by registered mail to its most recent address of which the Tenant has notice.

3.23 Directory Board

The Landlord shall, at its sole cost and expense, provide Building Standard signage for the Tenant on **(i)** the existing **and planned, internal and external directory boards and panels used for displaying the Building's tenant roster and suite identification signage and (ii) the wall/door of each floor of the Premises at a location in the elevator lobby area**. The directory board shall be for identification **of the Tenant's corporate name or other additional name** and not for advertising. The Landlord's acceptance of any name for listing on the directory board will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises.

3.24 Tenant's Sign

Tenant shall not at any time cause or permit any sign, picture, advertisement, notice, lettering, flag, decoration or direction (hereinafter collectively called "Signs") to be painted, displayed, inscribed, placed, affixed or maintained within the Premises and visible outside the Premises or in or on any windows or the exterior of the Premises (including glass demising walls facing onto Common Facilities) nor anywhere else on or in the Building, without the prior continuous consent of the Landlord, which consent may with respect to proposed signage on the main floor of the Building, or which can be seen from outside the Premises, be arbitrarily withheld, but otherwise shall not be unreasonably withheld, provided that the copy and style of any Sign shall be consistent with the first class nature of the Building and in accordance with the Landlord's sign criteria. No handwritten signs will be permitted. The Landlord may at any time prescribe a uniform pattern of identification signs for tenants to be placed on the outside of the Premises and other premises. Any breach by the Tenant of this provision may be immediately rectified by the Landlord at the Tenant's expense and in this connection, the Landlord shall be entitled to enter the Premises and remove any Signs contravening this provision and charge the Tenant the costs thereof, and same shall not constitute a re-entry under this Lease and the Landlord shall not be liable for any damages caused thereby, whether or not arising from its own negligence. **The Tenant shall be entitled at its own expense, to place its typical signage in the Premises, which signage shall be pre-approved by the Landlord if visible outside the Premises or if placed in or on any windows or the exterior of the Premises as aforesaid, and shall be of professional quality and design and in conformity with the general nature and integrity of the Project.**

3.25 Landlord's Signs

In addition to the Landlord's right to install general information and direction signs in and about the Building as would be customary for comparable office buildings in the City of Toronto, the Landlord shall have the right at any time to place upon the Building a notice of reasonable dimensions, reasonably placed so as not to interfere with the Tenant's business, stating that the Building is for sale, or that areas of the Building are for lease, as the case may be, and at any time during the last six (6) months of the Term, that the Premises are for rent and the Tenant shall not remove or interfere with such notices or signs.

3.26 Environmental Provisions

(a) Notwithstanding any other provision of this Lease, the Tenant will fully comply with all Environmental Laws applicable to the Premises and the Tenant's use and occupation thereof.

(b) If the Tenant is convicted of an offence under any Environmental Law which relates to the Premises or the Building, the Landlord will have the option, at its sole discretion, to terminate this Lease forthwith by notice in writing, and the Landlord will not be liable for any losses or damages of any kind however caused arising out of such termination.

(c) The Tenant will obtain and comply with the terms of all licenses, certificates of approval, permits and other requirements under applicable Environmental Laws for the safe and lawful conduct of its business at or from the Premises.

(d) The Tenant will not use pesticides in the Premises or the Building unless the Tenant has first obtained written consent from the Landlord to do so and has obtained all necessary permits or approvals required under applicable Environmental Laws.

(e) The Tenant shall not cause or allow any Contaminant to be used, generated, stored or disposed of on, under or about, or transported to or from, the Building, the Common Areas or the Premises (collectively the "Contaminant Activities") except in strict compliance, at the Tenant's expense, with all applicable Environmental Laws, and using all necessary and appropriate precautions which a cautious and prudent operator would exercise.

(f) **Subject to Section 3.18(c),** the Landlord shall not be liable to the Tenant for any Contaminant Activities conducted or permitted by the Tenant in or about the Building, the Common Areas or the Premises during the Term, however caused, whether or not consented to by the Landlord. **Subject to Section 3.18(d),** the Tenant shall indemnify, defend with counsel, and hold the Landlord harmless from and against any claims, damages, costs and liabilities arising out of any and all such Contaminant Activities conducted or permitted by the Tenant.

(g) The Tenant shall immediately notify the Landlord both by telephone and in writing of any Discharge and the Landlord, its representatives and employees may enter the Premises at any time during the Term to inspect the Tenant's compliance herewith.

(h) The Tenant shall also be responsible for proper disposal of all Contaminants and other materials which require special disposal measures, including oil, kitchen waste and grease. The Tenant shall also, if required by the Landlord, refrigerate all garbage, such that it does not constitute a nuisance or health hazard. The Tenant will store and dispose of all of its waste in a lawful manner. In particular, the Tenant will use the garbage collection service provided by the Landlord only to dispose of solid waste (which is not Hazardous Waste) which can lawfully be transported to, and dumped at, a landfill site without requiring payment of surcharges or penalties, and will use the sewers only to dispose of liquid waste (which is not Hazardous Waste) which may be lawfully discharged onto the municipal sewer. All other wastes will be disposed of by the Tenant, at its expense, at least once every month, using a properly licensed waste hauler retained by the Landlord, subject to the Landlord's right to require the Tenant, by giving the Tenant notice thereof, to retain a properly licensed waste hauler to take away all or part (as designated by the Landlord) of the Tenant's waste. Regardless of whether the waste hauler is retained by the Landlord or the Tenant, the Tenant, and not the Landlord, shall be deemed to be the generator of the Tenant's waste.

(i) Where the Landlord provides separate waste collection facilities for different types of waste, the Tenant will separate its waste and will deliver each waste to the appropriate facility. If contamination of separated waste occurs as a result of Tenant's failure to comply with the foregoing sentence, the Tenant will indemnify the Landlord for all damages and costs incurred by the Landlord with respect to such contamination, together with an administration fee equal to 20% of such costs. The Tenant will comply with any waste reduction workplan prepared by Landlord from time to time (if any), at Tenant's cost. The Tenant will comply with all reasonable requirements imposed by Landlord with respect to the implementation of a system for the storage, disposal and separation of waste at the Building as contemplated by this Section 3.25.

(j) Tenant will not authorize, cause or permit a Discharge except in accordance with applicable Environmental Laws.

(k) The Tenant will fully comply with all orders of an Authority which may be directed to the Landlord or the Tenant and which relate to the Premises or the Building in relation to the Premises, including orders to provide financial assurance, to perform studies, to improve pollution control, to remove waste, to conduct investigations or to prepare or perform an environmental cleanup of the Premises or the Building. Should an order or direction of an Authority be issued to the Landlord or the Tenant, requiring the Landlord or the Tenant to do anything in relation to an environmental problem caused or contributed to by the Tenant, the Tenant will, upon receipt of written notice from the Landlord, satisfy the requirements of the order or direction at the Tenant's expense.

(l) If the Tenant fails or refuses to promptly and fully satisfy the requirements of any order or direction referred to in this Section, ~~or if, in the Landlord's opinion the Tenant is not competent to satisfy the requirements of the order or direction~~, the Landlord may elect in writing (but is not obligated) to satisfy the whole or any part of the requirements of the order or direction at the Tenant's expense.

(m) If the Tenant fails or refuses to promptly and fully satisfy the requirements of any such order or direction the Landlord will have the option, at its sole discretion, to terminate this Lease forthwith by notice in writing, and the Landlord will not be liable for any losses or damages of any kind however caused arising out of such termination.

The Landlord represents that to the best of the Landlord's knowledge and belief and upon reasonable enquiry, as of the Commencement Date the Building and the Premises are in compliance with all applicable Environmental Laws.

ARTICLE IV
LANDLORD'S COVENANTS

4.1 Operation of Project by Landlord

Landlord shall operate the Project as would a prudent owner **of a similar office building in the vicinity of the Project** having regard to its size, age, location and character.

4.2 Cleaning

Landlord ~~may at its sole option~~, **shall** provide cleaning services to the Premises substantially in accordance with prevailing standards for office buildings in the City of Toronto of a similar age and in a similar location. The Landlord will periodically clean both sides of exterior windows during Business Hours so as to maintain the Building to

the standard of a comparable office building in the City of Toronto of similar age and in a similar location, and the Tenant agrees to allow the Landlord and its contractors entry into the Premises for this purpose. Landlord shall not be liable for any loss or damage caused in performance of any cleaning services, **but Landlord shall ensure that such cleaning services are provided by a bonded company carrying reasonable insurance in accordance with prevailing standards for cleaning services in similar office buildings or if such cleaning services are provided by the Landlord's employees, such employees are covered by employers' liability insurance.**

4.3 Heating and Air Conditioning

Landlord shall heat and cool the Premises during the appropriate heating and air-conditioning seasons for the normal use of the Premises during Business Hours. It is understood and agreed by the Tenant that the Landlord may reduce the degree of heating provided after Business Hours in a manner comparable to other comparable office buildings in the City of Toronto of a similar age and in a similar location to the Building. The systems furnished and operated by the Landlord for air conditioning and ventilation to the Premises are designed for a reasonable density of persons and for general office purposes based on window shading being full closed where windows are exposed to direct sunlight. Arrangement of partitions, equipment or special purpose areas, or the installation of equipment with high levels of heat production by the Tenant may require alterations of the portion of the air conditioning and ventilating systems located within the Premises. Any alterations that can be accommodated by the Landlord's equipment shall be made at the Tenant's expense. Balancing of the system within the Premises shall be at the Tenant's expense. Landlord shall not be liable for any damages, direct or indirect, resulting from or contributed to by any interruption or cessation in supply of any utilities or heating, ventilating, air-conditioning and humidity control. Without limiting the generality of the foregoing **(but subject to Section 3.18(c) hereof)**, Landlord shall not be liable for and Tenant shall indemnify Landlord against any and all indirect or consequential damages or damages for personal discomfort or illness of Tenant or any persons permitted by it to be on the Premises, by reason of the suspension, defectiveness or non-operation of any utilities, heating, ventilating, air-conditioning or humidity control. **The Landlord will have an engineering study completed at the Landlord's expense, by a qualified engineer in order to determine the actual cost to run the heating, ventilating and air conditioning system beyond Business Hours for the Building. The cost of heating and air conditioning the Building beyond Business Hours shall be without profit to the Landlord and shall not exceed $25.00 per hour during the Term.**

4.4 Landlord's Repairs

Subject to Tenant's obligations hereunder, ~~to the extent that the failure to do so would materially detrimentally affect access to or use of the Premises, on reasonable notice from Tenant~~ Landlord shall repair: (a) ~~defects in the~~ structure of the Project **including** ~~and~~ exterior walls of the Building; (b) transportation, electrical, mechanical and drainage equipment and systems forming part of the Project but not located within the Premises and not serving exclusively the Premises; and (c) Common Facilities including the elevators **all to the standard referred to in Section 4.1 above**. Landlord's costs of compliance with this Section 4.4 shall be included in Operating Costs. Provided that to the extent that such repair is necessitated directly or indirectly by any act or omission of Tenant, Tenant shall be solely responsible for the cost of such repairs and shall indemnify Landlord in respect thereof, **subject to Section 3.18(d) hereof.**

4.5 Landlord's Suspension of Utilities

In order to effect any maintenance, repairs, replacements or alterations to any Utilities, heating, ventilating, air conditioning or humidity control equipment or systems, or any other part of the Project, Landlord shall have the right to modify or temporarily discontinue or suspend the operation of any such Utilities, equipment or systems as required from time to time and where practical, Landlord shall schedule such interruption or suspension so as minimize any inconvenience to the Tenant. **Except in the case of an emergency, Landlord shall give Tenant prior notice of any discontinuance or suspension of Utilities, equipment or systems, and to the extent reasonable and practical, Landlord shall use reasonable efforts to ensure that any maintenance, repairs, replacements or alterations thereto shall be performed outside the Tenant's business hours.** The Landlord shall not be held responsible for any direct, indirect or consequential damages, losses or injuries howsoever caused.

4.6 Landlord's Insurance

Landlord shall obtain and maintain in full force and effect during the Term with respect to the Project insurance against such occurrences and in such amounts, on such terms and with such ~~deductible(s)~~ **reasonable Deductible Amount(s)** as would a **reasonably** prudent owner of such a project, the cost for which shall be included in Operating Costs. Such insurance ~~may~~ **will** include~~, without limitation~~: (a) insurance on the Building and any improvements therein which Landlord desires to insure, against damage by fire and other risks covered by extended coverage fire insurance policies or, at Landlord's option, all risks insurance; (b) boiler and machinery insurance; (c) rental income insurance; (d) public liability insurance; and (e) such other insurance and in such amounts and on such terms as Landlord, in its discretion, may reasonably determine. Notwithstanding that Tenant shall be contributing to the costs of such insurance pursuant to the terms of this Lease, Tenant shall not have any interest in or any right to recover any proceeds under any of Landlord's insurance policies. **Despite the foregoing, Landlord may Self-Insure, in whole or in part with respect to the insurance required to be maintained by Landlord hereunder and will be deemed to have satisfactorily taken out such insurance.**

4.7 Elevators

Landlord shall provide operatorless elevator passenger service during Business Hours **plus any other hours as required by Tenant to facilitate its business activities in the Premises**. Landlord may reduce the number of elevators in service after Business Hours. The Landlord retains the right to regulate the use of elevators for the purpose of carrying freight.

4.8 Security and Information

Landlord shall provide reasonable 24 hour security in the Building by way of a security guard, a passcard system and/or another automated system. The Landlord may provide a security guard or receptionist in the main lobby of the Building to provide general information to visitors and to control traffic in and out of the Building **but nothing herein obligates the Landlord to provide a security guard at any time**. The Landlord may from time to time elect to substitute such services with automated systems and other devices that may from time to time seem appropriate for a comparable office building in the City of Toronto. It is acknowledged by the Tenant that such services are intended for the general benefit of the Building and are not intended to specifically protect or otherwise serve the Tenant or the Premises.

4.9 Utilities

(a) Electrical Power: The Landlord will supply to the Premises sufficient electrical power to operate the standard light fixtures supplied by the Landlord plus circuits sufficient to deliver power to the Premises as set out in Schedule "C" of this Lease. If the Tenant requires electrical power at a different voltage or at a greater capacity than the Landlord's system can deliver, then any additional systems required, if available, shall be installed, operated and maintained at the Tenant's cost. **In addition, the Tenant shall have the ability to install its own back-up power in the Building or the Premises, if required. The Tenant shall have the right to install either a diesel generator or UPS back up power in locations to be determined and upon mutual agreement between the parties, both acting reasonably and in good faith.**

(b) Water and Sewage Connections: The Landlord shall provide to the floor(s) on which the Premises is located water for drinking fountains, hot and cold or tempered water for washroom facilities and the necessary sewer connections. Any connections made to the Leasehold Improvements or special facilities by the Tenant shall be made at the Tenant's cost and in accordance with Schedule "E".

(c) The obligation of the Landlord to furnish Utilities as set out in this Section 4.8 shall be subject to the rules and regulations of the supplier of such utility and/or municipal or other governmental authority relating the business or providing any of these Utilities.

4.10 Public Policy

The Landlord shall be deemed to have observed and performed the terms and conditions to be performed by the Landlord under this Lease, including those relating to the provisions of Utilities, if in so doing it acts in accordance with a directive, policy or request of a governmental or quasi-governmental authority acting in the fields of energy, communications, conservation, waste management and disposal, security or other areas of public interest.

ARTICLE V
DAMAGE AND DESTRUCTION

5.1 Damage to Premises

If there is damage or destruction ("Damage") to the Premises, unless this Lease is terminated pursuant to this Section 5.1, subject as hereinafter provided, Landlord shall, to the extent of the insurance proceeds available for reconstruction and actually received by the Landlord from its insurers following an election by the Mortgagee to apply all or any portion of such insurance proceeds against the debt owing to the Mortgagee as the case may be, expeditiously reconstruct the Premises in accordance with the Landlord's obligations to repair under the provisions of Section 4.4 hereof. Upon substantial completion of the Landlord's work, the Landlord shall **give** the Tenant **thirty (30) days' prior written notice** and the Tenant, commencing as soon as practicable but without interfering with Landlord's repairs, shall diligently perform such repairs as are Tenant's responsibility pursuant hereto. If all or any part of the Premises are rendered untenantable, Basic Rent shall abate in proportion to the portion of the Premises rendered untenantable from the date of the damage **until the earlier of: (i) one hundred and fifty (150) days following completion of the Landlord's restoration; and (ii) the re-opening of the Tenant's business in the Premises.** If in the opinion of the Architect, such opinion to be given to the Landlord and the Tenant within thirty (30) days of the date of such Damage, the Premises cannot be repaired and made fit for occupancy within one hundred and eighty (180) days next following any occurrence, or if thirty percent (30%) or more of the Premises are damaged or destroyed, **either** the Landlord **or the Tenant** may, by written notice to the **other**, within thirty (30) days of receipt of such opinion of the Architect, terminate this Lease and Rent shall cease and be adjusted as of the date of such occurrence and the Tenant shall immediately vacate the Premises and surrender same to the Landlord. In no event, including termination of this Lease in accordance with the provisions herein, shall the Landlord be liable to reimburse the Tenant for damage to, or replacement or repair of any Leasehold Improvements, trade fixtures or any of the Tenant's property.

5.2 Damage to Project

If there is Insured Damage to thirty percent (30%) or more of the Rentable Area of the Project or Insured Damage to the Project which would take longer than one hundred eighty (180) days to repair, or if there is any Uninsured Damage to the Project which would take longer than thirty (30) days to repair, in either case whether or not there is any damage to the Premises, Landlord may **and if access to the Premises is materially adversely affected, the Tenant may**, at its option, by notice given to **the other** within thirty (30) days of receipt of such opinion of the Architect, terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) days after the giving of such notice. In the event of such termination Tenant shall surrender vacant possession of the Premises by not later than the said date of termination, and Rent shall be apportioned to the effective date of termination. If Landlord does not so elect to terminate this Lease, Landlord shall diligently proceed to repair and rebuild the Project to the extent of its obligations pursuant to Section 4.4 hereof. Rent shall not abate unless the Premises are rendered wholly or partially untenantable by such occurrence, and in such event, Rent as of the date of

such occurrence, shall abate proportionately as to the portion of the Premises rendered untenantable until **the earlier of: (i) one hundred and fifty (150) days following completion of the Landlord's restoration; and (ii) the re-opening of the Tenant's business in the Premises**, at which time Rent shall recommence. In repairing, reconstructing or rebuilding the Building or any part thereof, the Landlord may use designs, plans and specifications other than those used in the original construction of the Building, and the Landlord may alter or relocate, or both, any of or all buildings, facilities and improvements, including the Premises, provided that the Premises as altered or relocated shall be substantially the same size and shall be in all material respects reasonably comparable to the Premises, as defined herein. **Notwithstanding anything contained in this Article V, the Landlord will not exercise its right of termination in a manner discriminatory against the Tenant.**

5.3 Architect's Certificate

It is understood and agreed by the Tenant that wherever a certificate of the Architect is required or deemed appropriate by the Landlord, the certificate of the Architect shall bind the parties hereto as to completion of construction of the Premises and the availability of services, the percentage of the Premises or Building destroyed or damaged and the number of days required to make repairs or reconstruct and the state of tenantability of the Premises, and the state of completion of any work or repair of either the Landlord or the Tenant.

ARTICLE VI
ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL

6.1 Consent Required

(a) Tenant shall not effect a Transfer without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld **or delayed.** ~~unless Landlord exercises its right to terminate this Lease in accordance with Section 6.2.~~ The provisions of this Article 6 shall apply to any Transfer which might occur by inheritance or operation of law.

(b) It is agreed that it shall be reasonable for Landlord to withhold its consent to a Transfer unless Landlord is satisfied that: (i) the proposed Transferee has a good business and personal reputation; (ii) the proposed Transferee has good financial strength ~~at least equal to that of Tenant at the date of this Lease, and~~ at least sufficient to satisfy all of the obligations of Tenant hereunder; (iii) ~~the proposed Transferee is not an existing occupant of any part of the Project and has not then recently been a prospect involved in bona fide negotiations with Landlord for the leasing of any premises in the Project and is not in any way affiliated with such existing occupant or bona fide prospect~~; (iv) the Transfer would not result in a breach of any **then existing** agreement by which Landlord is bound with respect to any part of the Project. **For greater clarity, the Landlord may not withhold its consent to a Transfer where the proposed transferee is an existing tenant or affiliated with an existing tenant (the "Existing Tenant") of the Building so long as any such transfer represents net expansion for the Existing Tenant, and the Existing Tenant must continue to lease their existing premises (as such existing premises may be relocated or expanded from time to time) in the Building in addition to the Premises being transferred by the Tenant. The term of the Transfer shall be co-terminous or less with the existing term of the Existing Tenant's lease unless the Existing Tenant agrees with the Landlord to extend the term of it existing lease. The proposed transferee may be a prospective tenant involved in bona fide negotiations with the Landlord for the leasing of any premises in the Building and such prospective tenant may be affiliated with an existing occupant of the Building.**

(c) If Landlord withholds, delays or refuses to give consent to any Transfer, whether or not Landlord is entitled to do so, Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease.

(d) All requests to Landlord for consent to any Transfer shall be made to Landlord in writing together with a copy of the agreement pursuant to which the proposed Transfer will be made ("Transfer Agreement"), accompanied by such information in writing as a landlord might reasonably require ("Information"). Tenant shall pay all costs of Landlord considering/processing the request for consent, **such cost not to exceed One Thousand Dollars ($1,000.00) plus GST for each Transfer**.

(e) Notwithstanding anything to the contrary contained in Section 6.1, the Tenant shall have the right, upon prior written notice to Landlord, but without the requirement of obtaining Landlord's prior consent, to assign this Lease or sublet of all or any portion of the Premises or to effect a Transfer to any other person (natural or otherwise) which is controlled by the Tenant within the meaning of the Business Corporations Act of Ontario, or to a purchaser (whether directly as a result of the acquisition of assets or indirectly as a result of the acquisition of shares from the present shareholders of the Tenant) of the Tenant's business operations ~~in Canada~~, each of the foregoing, being hereinafter called a "Permitted Transferee"; provided the Tenant shall, before effecting any such Transfer, deliver to the Landlord notice of the intended Transfer, together with a certificate of an officer of the Tenant certifying the intended Transfer does not require the consent of the Landlord and stating the reasons therefore; and shall, if requested by the Landlord, cause any such Permitted Transferee to covenant in writing with the Landlord to be bound by all of the terms, covenants, conditions and agreements contained in this Lease on the part of the Tenant to be paid, observed, kept and performed as if such Permitted Transferee had originally executed this Lease as tenant. In all cases, unless otherwise agreed, the Tenant shall remain jointly and severally liable with the assignee or subtenant for the performance of the terms, covenants, conditions and agreements of this Lease.

6.2 Landlord's Termination Option – Intentionally deleted.

6.3 Terms of Transfer

In the event of a Transfer, Landlord shall have the following rights, in default of any of which no such Transfer shall occur or be effective: (a) to require the Transferee to enter into an agreement with Landlord in writing and under seal to be bound by all of Tenant's obligations under this Lease, and to waive any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-

up or other creditors' proceeding, and to waive any rights, pursuant to the *Commercial Tenancies Act*, S.O. 1997, c.4 as it may be amended or replaced from time to time or any other statutory provisions of the same or similar effect, to pay any Rent less than any amount payable hereunder; (b) if Basic Rent payable under any sublease exceeds the rate of Basic Rent payable hereunder, such excess Basic Rent shall be payable to the Landlord by the Tenant as Additional Rent hereunder.

6.4 Effect of Transfer

No consent of Landlord to a Transfer **where consent is required,** shall be effective unless given in writing and executed by Landlord. No Transfer and no consent by Landlord to any Transfer shall constitute a waiver of the necessity to obtain Landlord's consent to any subsequent or other Transfer. In the event of any Transfer or any consent by Landlord to any Transfer, Tenant shall not thereby be released from any of its obligations hereunder but shall remain bound by all such obligations pursuant to this Lease for the balance of the Term and renewal or extension terms, if any. Any default by any Transferee under the terms of this Lease shall constitute a default of Tenant hereunder. If this Lease is terminated as a result of any action of any Transferee, Tenant shall nevertheless remain responsible for fulfilment of all obligations hereunder for what would have been the balance of the Term but for such termination, and shall upon Landlord's request enter into a new lease of the Premises for such balance of the Term. The restrictions on Transfer as aforesaid shall apply to any mortgaging, charging or otherwise Transferring of the Premises or this Lease to secure any obligation of Tenant.

6.5 No Advertising of Premises

Tenant shall not advertise this Lease, the Premises, the business or fixtures or contents therein for sale.

6.6 Corporate Tenant

The transfer of the majority of the issued shares, or any transfer, issuance or division of any shares of the Tenant or of any affiliate of the corporation sufficient to transfer control to others than the then present shareholders of the Tenant shall **not** be deemed to be a Transfer **and shall not require the Landlord's consent**.

6.7 Assignment by Landlord

If Landlord sells, leases, mortgages or otherwise disposes of the Project or any part thereof or assigns its interest in this Lease, to the extent that the purchaser or assignee agrees with Landlord to assume the covenants and obligations of Landlord hereunder, Landlord shall thereupon be released from all liability pursuant to the terms of this Lease, **save and except for any obligations and liabilities accruing prior to the effective date of the Transfer.**

ARTICLE VII
DEFAULT AND REMEDIES

7.1 Default and Remedies

(a) Upon an Event of Default the then current and the next three (3) months' Rent shall be forthwith due and payable and Landlord shall have the right to immediately distrain for same, and, in addition to any other rights to which Landlord is entitled hereunder or at law, Landlord shall have the following rights **upon an Event of Default**, which are cumulative and not alternative, namely: (i) to terminate this Lease; (ii) as agent of Tenant to relet the Premises and take possession of any property thereon and store, sell or dispose of same, and to make alterations to the Premises to facilitate their reletting, all of the foregoing being at Tenant's expense and risk; (iii) to remedy any default of Tenant and, in such case, Tenant shall pay to Landlord forthwith upon demand all reasonable costs of Landlord in remedying or attempting to remedy any such default plus fifteen (15%) percent of such costs for administration; and (iv) to obtain damages from Tenant including, without limitation, if this Lease is terminated, all deficiencies between all amounts which would have been payable by Tenant for what would have been the balance of the Term, but for such termination, and all net amounts actually received by Landlord for reletting the Premises for such period, after deducting all costs of reletting and alterations to the Premises to facilitate their reletting, and any legal expenses incurred as a result of such default.

(b) Arrears of Rent shall bear interest from their due dates until payment at the rate of **three** ~~five~~ (3%) percent per annum in excess of the Prime Rate.

(c) Tenant hereby waives and renounces the benefit of any present or future statute taking away or limiting Landlord's right of distress. **Subject to paragraph 12 of Rider #1, a**ll Tenant's personal property on the Premises shall at all times be the unencumbered property of Tenant. **Notwithstanding anything herein to the contrary, the Landlord agrees that the Tenant's computer software shall be exempt from distress.**

(d) In case of removal by the Tenant of the goods or chattels of the Tenant from the Premises, the Landlord may follow the same for thirty (30) days in the same manner as is provided for in the Commercial Tenancies Act or any successor legislation or other statute which may hereafter be passed to take the place of said Act or to amend the same.

(e) The rights and remedies given to the Landlord in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by the Landlord shall be deemed to be exclusive of any other rights or remedies provided in this Lease or by law or in equity.

(f) No receipt of monies by the Landlord from the Tenant after the termination of this Lease shall reinstate, continue or extend the Term or affect any notice previously given to enforce the payment of Rent then due or thereafter falling due or operate as a waiver of the right of the Landlord to recover possession of the Premises by proper action, proceeding or other remedy, it being agreed that after the service of a notice to cancel this Lease, and after the commencement of any action, proceeding or other remedy, or after a final order or judgement for possession of the

Premises, the Landlord may demand, receive and collect any monies due, or thereafter falling due without in any manner affecting such notice, action, proceeding, order or judgement, and any and all such monies so collected shall be deemed payments on account of the use and occupation of the Premises or at the election of the Landlord on account of the Tenant's liability hereunder.

7.2 Rent Deposit

(a) The Rent Deposit shall be held **of which One Hundred and Five Thousand, Four Hundred and Eighty Dollars and Sixty-nine Cents ($105,480.69) shall be applied** as a prepayment **against the first month's Rent and the balance shall be held by the Landlord in an interest bearing account (earning interest at the prevailing rate for the Landlord's operating account) and applied against** the last months Rent payable by Tenant **and the accrued interest therefrom shall be paid to the Tenant on each anniversary of the Commencement Date.** ~~If at any time any Rent shall be overdue Landlord may, at its option, apply all or any portion of the Rent Deposit to the payment of the said Rent. If Tenant defaults in the performance of any of its obligations under this Lease then Landlord, at its option, may apply all or any part of the Rent Deposit on account of any losses sustained by Landlord as a result of such default. If any part of the Rent Deposit is so applied, then Tenant shall, within three (3) days after demand, remit to Landlord a sufficient amount to restore the Rent Deposit to the original sum required to be deposited.~~

(b) Landlord may deliver all or such portion of the Rent Deposit remaining on hand to any purchaser, mortgagee or assignee of Landlord's interest in the Premises or the Project and thereupon Landlord shall be discharged from any further liability with respect to the Rent Deposit.

(c) No waiver of any of Tenant's obligations under this Lease or of any of Landlord's rights in respect of any default by Tenant hereunder shall be deemed to have occurred as a result of any condoning, overlooking or delay by Landlord in respect of any default by Tenant or by any other act or omission of Landlord. Tenant's obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with.

(d) Intentionally deleted.

7.3 Impossibility of Performance

If and to the extent that either party shall be delayed in the fulfilment of any obligation under this Lease, other than the payment by Tenant of any Rent, by reason of unavailability of material, equipment, utilities, services or by reason of any Laws, or by reason of any other similar cause beyond its control and not avoidable by the exercise of reasonable foresight (excluding the inability to pay for the performance of such obligation), then the party being delayed shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay and the other party shall not be entitled to any compensation for any loss or inconvenience occasioned thereby. The party delayed will, however, use its best efforts to fulfil the obligation in question as soon as is reasonably practicable by arranging an alternate method of providing the work, services or materials. **This provision shall not operate so as to delay the start of the Fixturing Period beyond April 1, 2005.**

7.4 Allocation

Landlord may allocate payments received from Tenant among items of Rent then due and payable by Tenant. No acceptance of payment by Tenant of any amount less than the full amount payable to Landlord, and no direction or other written instruction respecting any payment by Tenant shall be deemed to constitute payment in full of any obligation of Tenant.

7.5 Landlord May Perform Tenant's Covenants

If the Tenant is in default of any of its covenants, obligations or agreements under this Lease (other than its covenant to pay Rent) and such default shall have continued for a period of **twenty (20)** consecutive days after **written** notice by the Landlord to the Tenant specifying with reasonable particularity the nature of such default and requiring the same to be remedied (or if by reason of the nature thereof, such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such **twenty (20)** day period, if the Tenant shall fail to proceed promptly to cure the same or shall thereafter fail to prosecute the curing of such default with due diligence), the Landlord, without prejudice to any other rights which it may have with respect to such default, may remedy such default and the cost thereof to the Landlord together with interest thereon from the date such cost was incurred by the Landlord until repaid by the Tenant shall be treated as Additional Rent and added to the Rent due on the next succeeding date on which Basic Rent is payable.

ARTICLE VIII
CONTROL OF PROJECT

8.1 Landlord's Control

The Project is at all times under the exclusive control and management of Landlord. Without limiting the generality of the foregoing, Landlord shall have the right to obstruct or close off or restrict entry to all or any part of the Project for purposes of performing any maintenance, repairs or replacements or for security purposes or to prevent the accrual of any rights to any person or the public or any dedication thereof, provided that in exercising any such right Landlord shall endeavour **using commercially reasonable efforts** to minimize interference with Tenant's access to and **egress from and** use of the Premises.

8.2 Alterations of the Project

At any time or times Landlord shall have the right to make any changes in, additions to, deletions from or relocations of any part of the Project, **excluding changes or relocation of** the Premises and the parking areas and to make any changes or additions to the systems, pipes, conduits, Utilities or other building services within or serving the Premises or any other premises in the Building, obstruct or close off areas for maintenance, repair or replacement, security reasons, or to prevent the accrual of rights (any of which are herein referred to as "Changes") as Landlord shall consider desirable. **Except to effect essential or emergency repairs, the Landlord will use best efforts to** make any such Changes as expeditiously as is reasonably possible and so as to interfere as little as is reasonably possible with Tenant's business on the Premises **during Business Hours** and provided that access **by the Tenant, its agents or customers** to the Premises will at all times be available from the elevator lobby of the Building. ~~In the case of any Changes to the Premises, the Landlord shall give the Tenant at least ten (10) business days prior written notice of such relocation and shall pay all direct costs of construction and moving expenses in connection therewith.~~

In doing any of the foregoing under Sections 8.1 and 8.2, the Landlord shall have the right **upon at least one (1) day's prior written notice and accompanied by Tenant's authorized employee** to enter upon **non-restricted portions of** the Premises and same shall not constitute a re-entry hereunder. **Subject to Section 3.18(c) hereof,** the Landlord shall not be liable for any damage caused to the Tenant's property, whether or not due to negligence or wilful misconduct of the Landlord or those for whom the Landlord is in law responsible. No claims for compensation shall be made by the Tenant by reason of inconvenience, nuisance or discomfort arising from such Changes or the Landlord's entry. The Tenant shall co-operate with the Landlord in any of its programmes to improve or make more efficient the operation of the Lands and the Building.

8.3 Use of Common Facilities

Tenant shall not obstruct any Common Facilities including driveways, laneways or access routes, or to park vehicles in any portion of the Common Facilities other than such areas as expressly authorized by Landlord, and Landlord shall have the right **after written notice and expiry of the applicable cure period**, at Tenant's expense payable on demand, to remove any such obstruction or improperly parked vehicles, without liability.

8.4 Rules and Regulations

Tenant and all persons under its control shall comply with all **reasonable** Rules which shall be deemed to be incorporated into this Lease. Landlord shall act reasonably in enforcing such Rules, provided that the Landlord shall not be liable in any way for any failure to enforce such observance or a failure on the part of other tenants to so observe **and provided that no Rules shall contradict any provision of this Lease.**

8.5 Access to Premises

Without limiting any other rights Landlord may have pursuant hereto or at law, Landlord shall have the right **upon at least one (1) day's prior written notice and accompanied by Tenant's authorized employee** to enter **non-restricted portions of** the Premises at any time: (a) to examine the Premises, to perform any maintenance, repairs or alterations to any part of the Project or to any equipment and services serving any part of the Project; (b) in cases of emergency **without notice**; (c) to read any meters; (d) to show the Premises to prospective purchasers and lenders and (during the last **six (6)** ~~twelve (12)~~ months of the Term) to prospective tenants.

8.6 Expropriation

If the Project or any part thereof shall be expropriated (which includes a sale by Landlord to any authority with the power to expropriate) then, other than any award to which Tenant is entitled for relocation costs and business interruption, all Tenant's other rights in respect of such expropriation are hereby assigned to Landlord and all compensation resulting from such expropriation shall be the absolute property of Landlord. **The Tenant reserves the right to claim compensation from the expropriating party for the loss of the Tenant's business and its loss of the use of the Leased Premises and receiving directly from the expropriating authority the maximum award to which it is entitled at law.**

8.7 Relocation of Premises – Intentionally deleted.

ARTICLE IX
MISCELLANEOUS

9.1 Notices

All notices, approvals, consents or other instruments to be given under this Lease shall be in writing and delivered in person or sent by prepaid registered Canadian mail addressed to the Address for Service of Notice as provided in subsections 1.8 and 1.9 hereof. All such notices shall be conclusively deemed to have been given and received upon the day the same is personally delivered or, if mailed as aforesaid, four (4) business days (excluding Saturdays, Sundays, holidays and days upon which regular postal service is interrupted or unavailable for any reason) after the same is mailed as aforesaid.

9.2 Complete Agreement

There are no covenants, representations, agreements, warranties or conditions in any way relating to this Lease or the tenancy created hereby, expressed or implied, collateral or otherwise, except as expressly set forth herein, and this Lease constitutes the entire agreement between the parties and may not be modified except by subsequent written agreement duly executed by Landlord and Tenant.

9.3 Time of the Essence

Time is of the essence of all terms of this Lease.

9.4 Applicable Law

This Lease shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder.

9.5 Severability

If any provision of this Lease is illegal, unenforceable or invalid, it shall be considered separate and severable and all the remainder of this Lease shall remain in full force and effect as though such provision had not been included in this Lease but such provision shall nonetheless continue to be enforceable to the extent permitted by law.

9.6 Section Numbers and Headings

The table of contents and all section numbers and headings of this Lease are inserted for convenience only and shall in no way limit or affect the interpretation of this Lease. References in this Lease to section numbers refer to the applicable section of this Lease, unless a statute or other document is specifically referred to.

9.7 Interpretation

Whenever a word importing the singular or plural is used such word shall include the plural and singular respectively. If any party is comprised of more than one entity, the obligations of each of such entities shall be joint and several. Words importing persons of either gender or firms or corporations shall include persons of the other gender and firms or corporations as applicable. Subject to the express provisions contained in this Lease, words such as "hereof", "herein", "hereby", "hereafter", and "hereunder" and all similar words or expressions shall refer to this Lease as a whole and not to any particular section or portion hereof.

9.8 Successors

This Lease enures to the benefit of and binds Landlord, its successors and assigns and Tenant and its heirs, executors, administrators and permitted successors, assigns and its other legal representatives subject to the terms of this Lease.

9.9 Monetary Amounts

Except as may be otherwise expressly provided herein, all monetary amounts set out in this Lease are in Canadian currency and are exclusive of any applicable Sales Taxes.

9.10 Joint and Several Liability

If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) sign this Lease as the Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and to perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant is a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several. The Tenant warrants and represents that it is duly formed and in good standing, and has full corporate or partnership authority, as the case may be, to enter into this Lease, and has taken all corporate or partnership action, as the case may be, necessary to make this Lease a valid and binding obligation, enforceable in accordance with its terms.

9.11 No Waiver

No condoning or waiver by either the Landlord or Tenant of any default or breach by the other at any time or times in respect of any of the terms, covenants and conditions contained in this Lease to be performed or observed by the other shall be deemed to operate as a waiver of the Landlord's or Tenant's rights under this Lease, as the case may be, in respect of any continuing or subsequent default or breach nor so as to defeat or affect in any way the rights or remedies of the Landlord or the Tenant under this Lease, as the case may be, in respect of any such continuing or subsequent default or breach. Unless expressly waived in writing, the failure of the Landlord or the Tenant to insist in any case upon the strict performance of any of the terms, covenants or conditions contained in this Lease to be performed or observed by the other shall not be deemed to operate as a waiver of the future strict performance or observance of such terms, covenants and conditions.

9.12 Demolition

If at any time **following the fifth (5th) year of the Term,** the Landlord shall have decided to **demolish the Building or** substantially ~~reconstruct~~ renovate, **substantially** alter, ~~sell~~ and/or **substantially** redevelop all ~~or any part of~~ **or a substantial portion of** the Building to the extent that vacant possession of the Premises is necessary or expedient, ~~or to demolish the Building of which the Premises forms a part,~~ the Landlord may terminate this Lease by giving ~~90 days'~~ **twelve (12) months'** notice in writing to the Tenant. ~~, without obligation or liability to the Tenant.~~ If

Ql

ml

the Landlord elects to exercise its termination right in this Section 9.12, it will pay to the Tenant the following amounts (and the Tenant shall accept such amounts as full compensation):

(i) **reimbursement for the following costs up to a maximum of Three Dollars ($3.00) per square foot of Rentable Area of the Premises: the direct out-of-pocket expenses reasonably incurred by the Tenant in connection with physically moving the Tenant's equipment, furniture, personal property and trade fixtures out of the Premises to another location in the Greater Toronto Area; and**

(ii) **an amount equal to the unamortized cost to the Landlord of the initial leasehold improvements installed in, or made to, the Premises by the Landlord plus the Allowance paid to the Tenant (collectively, the "Leasehold Improvement Costs"), calculated on a straight-line basis to zero, over the initial Term of this Lease. It is understood and agreed that the Leasehold Improvement Costs shall (for the purpose of this Section 9.12) be deemed to cost Thirty Six Dollars ($36.00) per square foot of the Rentable Area of the Premises.**

The Tenant shall deliver up vacant possession of the Premises in accordance with the provisions of this Lease and will execute all documents and other assurances as are reasonably required to give effect to the provisions of this clause. **It is understood and agreed that the Landlord's right to terminate this Lease shall only be exercisable by the Landlord if it is simultaneously terminating the leases covering at least fifty percent (50%) of the Rentable Area of the Building.**

9.13 Limitation of Liability

The Tenant hereby acknowledges and agrees that: (i) the Landlord is a limited liability partnership; (ii) any obligations and/or liability created by this Lease which may apply to the Landlord shall not be personally binding upon, nor shall resort be had to, nor shall recourse or satisfaction be sought from any of the partners or any of the members (or their respective successors) comprising the limited liability partnership which is the Landlord herein; and (iii) any liability of the Landlord arising out of or in connection with this Lease (or the relationship of the Landlord and the Tenant) and the ability of the Tenant to recover damages or other relief under this Lease, at common law or otherwise, shall be limited solely to the assets of the Landlord in the Project. For greater certainty, but without limiting the generality of the foregoing, in no case and under no circumstances shall any assets of ar., of the partners or any of the members (or their respective successors) comprising the Landlord be called into contribution or found or held to be attachable as a result of any breach, default or liability by the Landlord under this Lease.

9.14 Riders and Schedules

Rider #1, and Schedules "A", "B", "C", "D", "E" and "F" attached hereto form part of this Lease.

IN WITNESS WHEREOF the parties have executed this Lease as of the date first above written.

Executed by Landlord this 7th day of March, 2005.

SIGNED, SEALED AND DELIVERED
In the Presence of:

LANDLORD: 55 ST. CLAIR INC.
by its manager, O&Y Enterprise GP Inc., in its capacity as general partner for O&Y Enterprise Limited Partnership

Per: [signature] J. Weirs, Vice President

Per: ______________________

I/We have authority to bind the Corporation

Executed by Tenant this 2 day of March, 2005.

TENANT: CRYPTOLOGIC INC.

Per: [signature] VP HR
NAME:
TITLE:

Per: ______________________
NAME:
TITLE:

I/We have authority to bind the Corporation

[initials]

RIDER NO. 1 TO A LEASE MADE BETWEEN:

CryptoLogic Inc., as Tenant, and 55 St. Clair Inc., as Landlord, in respect of premises at 55 St. Clair Avenue West, Toronto.

1. **Rent Free Period**

Notwithstanding the foregoing provisions of Section 3.1, ~~so long as the Tenant is not in default under this Lease~~, the Tenant shall not be obliged to pay Basic and Additional Rent or Utility Costs during the first seven (7) months of the Term (the "Rent Free Period") commencing on the Commencement Date, but all of the other provisions of this Lease shall continue to be applicable.

2. **Extension of Term**

If:

(a) the Tenant is not in **material** default under this Lease **after written notice and expiry of the applicable cure period provided for under this Lease** and is itself in occupancy of the Premises;

(b) the Tenant gives the Landlord six (6) months written notice prior to the expiration of the **initial** Term of this Lease **or the First Extended Term, as the case may be,** of the Tenant's intention to extend the Term of this Lease;

then the Landlord will grant to the Tenant the right to extend the Term of this Lease **on all or part of the Premises occupied by the Tenant** upon the expiry of the **initial** Term for two (2) further **and consecutive** periods of five (5) years each (the "First Extended Term" and the "Second Extended Term" respectively, and individually, the "Extended Term") upon the same terms and conditions as set out in this Lease, except that:

(i) there shall be no further right to extend the Term beyond the Second Extended Term;

(ii) the Landlord may, at its option, require that the Tenant enter into **a simple form** extension agreement, as prepared by the Landlord, ~~at the Tenant's expense~~, to give effect to the applicable Extended Term;

(iii) the Basic Rent **and further inducements** payable during the applicable Extended Term shall be based on the then current fair market rent **and further inducements** for similarly sized comparable premises in the vicinity of the Building. If the parties cannot agree as to the Basic Rent **and/or further inducements** during the First Extended Term or the Second Extended Term, as the case may be, within ninety (90) days prior to the commencement of the applicable Extended Term, then the parties agree that the said rate shall be determined by arbitration **before a single arbitrator** pursuant to the Arbitrations Act of Ontario, and until the arbitrator's decision is received, the Tenant shall continue to pay the Basic Rent at the rate prevailing for the last year of the initial Term or the First Extended Term, as the case may be, and

(iv) ~~the Tenant shall not be entitled to the benefit of any rent free period or receive any leasehold improvement allowance or any payments by the Landlord to the Tenant nor shall the Landlord be obligated to perform any work in the Premises.~~

If the Tenant fails to give the appropriate notice within the time limit set out herein for extending the Term, then this provision shall be null and void and of no further force and effect. If the Tenant gives such appropriate notice within the time limit set out herein for extending the Term, it will forthwith execute the **simple form** documentation submitted by the Landlord as set out herein.

3. **Parking**

The Landlord shall provide the Tenant with forty (40) reserved parking spaces in the Building's underground parking facility and two (2) unreserved parking spaces in the Building at the prevailing monthly rate for reserved and unreserved parking spaces in the Building as determined by the Landlord from time to time. The ~~current~~ monthly rate **payable by the Tenant** for 2005 is $225.00 plus GST per reserved parking space and $200.00 plus GST per unreserved parking space. From and after the Commencement Date, the Tenant covenants to pay for the aforesaid reserved and unreserved parking spaces and **as of January 1, 2006, and continuing** throughout the Term and any renewal thereof at the **then** prevailing rates as determined by the Landlord from time to time, provided that any increase in such rates shall not exceed 105% of the rates paid by the Tenant during the preceding year on a cumulative basis. For greater clarity, the Tenant shall not be required to pay for parking during the Fixturing Period until the Commencement Date.

The Tenant reserves the right to additional parking privileges after the first 3,500 square feet of Rentable Area of Additional Premises leased (as more particularly set out in Paragraphs 5 and 6 of this Rider #1), based on the ratio of 1 parking space per 1,600 square feet of Rentable Area, at the prevailing monthly rates for reserved and unreserved parking spaces should the Tenant lease more than 3,500 square feet of Rentable Area of Additional Premises in the Building.

4. **Leasehold Improvement Allowance**

(a) Subject to subsection (b) hereof, the Landlord shall pay to the Tenant, a leasehold improvement allowance (the "Allowance") of Thirty Dollars ($30.00) per square foot of the Rentable Area of the Premises, plus GST, to be used towards the Tenant's alterations, renovations and relocation to the Premises and to pay for any costs and expense related thereto (collectively the "Tenant's Work") within the Premises. For clarification, the amortization of the Allowance over the Term is included in the Basic Rent set out in this Lease.

(b) The Allowance shall be advanced to the Tenant in monthly instalments as mutually agreed by the parties on the basis of (i) the value of the work and materials supplied to the Premises as of the date of the Tenant's request for payment, as verified by the Tenant's architect or designer; or (ii) the aggregate amount of receipted invoices for the work completed by Tenant and materials supplied to the Premises.

Despite anything herein to the contrary, the monthly payments as outlined above shall be subject to any holdbacks specified under any construction lien or other relevant legislation in force and despite anything herein to the contrary, neither shall be payable until this Lease has been executed by both parties hereto.

(c) In addition, each advance shall be subject to the following provisions being met:

(A) the Tenant is not in **material** default or in breach of this Lease **after written notice and expiry of the applicable cure period provided for under this Lease**;

(B) **for the final monthly draw,** the Tenant has delivered to the Landlord a statutory declaration indicating that there are no registered claims for lien or certificates of action in respect of the Tenant's work and the Tenant has not received notice of any claim for lien in respect of the Tenant's work.

If the entire Allowance is not utilized or the cost of the Tenant's Work is less than the Allowance, the Landlord shall apply any remaining balance to Rent first coming due under this Lease. Should the Landlord fail to pay the Allowance as and when due, the Tenant shall be entitled to deduct the full amount of the Allowance from the Rent plus interest at the prime rate as set by the Toronto Dominion Bank at the applicable time, plus 2%.

If **during the first five (5) years of the Term,** the Tenant is in default beyond any applicable cure period after receipt of the Allowance, then, in addition to any other rights and remedies the Landlord may have under this Lease, or at law, the Tenant shall forthwith repay the Allowance to the Landlord, as Additional Rent.

(d) In addition to the foregoing, the Landlord shall pay to the Tenant, an additional allowance (the "Additional Allowance") of Six Dollars ($6.00) per square foot of the Rentable Area of the Premises, plus GST, upon the Tenant's completion of the following Tenant's work to be carried out in the Premises, being, the replacement of the existing ceiling system with new t-bar grid ceiling complete with acoustic ceiling tiles and T8 lamps and ballasts and air diffusers at the base Building standard and consistent with the Tenant's design.

5. **Right Of First Offer**

Upon execution of this Lease by the Tenant, the Tenant shall have the right of first offer to lease any space on the fourth (4th) floor **and after July 31, 2009, the Tenant shall have the right of first offer to lease any space on the second (2nd) floor** and of the Building (the "ROFO Space") which is then available or which becomes available for lease from time to time by the Landlord.

In the event that the ROFO Space becomes available, the Landlord shall provide the Tenant with **at least** thirty (30) days prior written notice (the "Landlord's Notice") specifying the relevant information pertaining to such ROFO Space, which shall be on the same terms and conditions which then apply to the Premises and be co-terminous with the Term of this Lease, and **following such thirty (30) day notice period,** the Tenant shall thereupon have five (5) business days ~~after receipt of Landlord's Notice~~ in which to confirm in writing to the Landlord that it elects to exercise its right of first offer and enter into a lease amendment covering such ROFO Space. If the Tenant does not elect to exercise its right of first offer and fails to confirm such exercising in writing within the said five (5) business days, the Landlord shall thereupon be entirely free to lease such ROFO space to a third party.

6. **Right of First Refusal**

The Tenant shall have an ongoing right of first refusal (the "Right") to lease any part or all of the office space on the second (2nd) floor of the Building (the "Additional Space") from the date of execution of this Lease by the Tenant until the 31st day of July, 2009, which Additional Space is currently available or becomes available for lease.

In the event that the Additional Space becomes available, the Landlord shall provide the Tenant with written notice and a copy of any bona fide offer received from a third party to lease such Additional Space, and the Tenant shall thereupon have five (5) business days in which to confirm in writing to the Landlord that it elects to exercise its Right and enter into a lease amendment covering such Additional Space which shall be on the terms and conditions set out therein, but the Term shall be co-terminous with the Term of this Lease. If the Tenant does not elect to exercise its Right and fails to confirm such exercising in writing within the said five (5) business days, the Landlord shall thereupon be entirely free to lease such Additional space to the offeror under the third party offer on the terms set out therein, failing which this Right shall continue to apply.

7. **Landlord's Restriction**

So long as the Tenant is using the Premises for the Use set out in section 1.7 of this Lease, the Landlord shall not lease any premises contiguous to the Premises to a tenant who generates excess noise or may otherwise interfere with the Tenant's quiet enjoyment of the Premises.

8. **Communications Equipment**

The Tenant may, at its own expense, install communications equipment including antennae/satellite dishes and the like (collectively the "Communications Equipment") on the roof of the Building. The installation and erection of such Communications Equipment shall, however, be subject to the following terms and conditions:

(a) the installation and erection of such Communications Equipment shall be subject to the Tenant providing drawings and specifications for the Landlord's prior approval, such approval not to be unreasonably withheld

or unduly delayed, before proceeding with any such work which shall be done in the presence of the Landlord's authorized representative(s);

(b) the Tenant shall promptly upon written notice by the Landlord, and at its sole cost, repair any damage caused to the Building, including the roof and all equipment therein or thereon caused by the Tenant's installation and erection of such Communications Equipment;

(c) the Tenant undertakes, at its sole cost and expense, to maintain and keep the Communications Equipment in good repair during the Term and any renewals thereof, and upon the expiration of the Term and any renewal(s) thereof, the Tenant shall, at its sole expense be responsible for the removal of such Communications Equipment; and

(d) the Tenant covenants to execute the Landlord's standard license agreement in connection with the use and operation of such Communications Equipment.

9. **Tenant's Right to Terminate**

The Tenant shall have a one-time non-assignable right **(other than to a Permitted Transferee)** to terminate this Lease at the end of the fifth (5th) year of the Term, provided that the Tenant gives the Landlord six (6) months written notice **of its intention to vacate** the Premises (the "Termination Date"). In the event that the Tenant exercises this right to terminate as provided herein:

(A) the Lease shall terminate as of the Termination Date and the Tenant's obligations to pay Rent shall cease with the exception of (i) any adjustments in respect of Taxes and the Tenant's Proportionate Share of Operating Costs and Utilities, and (ii) those obligations of the Tenant which are expressly set out in the Lease to survive the expiration or the termination of the Lease;

(B) the Tenant shall deliver up vacant possession of the Premises to the Landlord on or before the Termination Date in good condition, all in accordance with the terms and conditions of this Lease, and the Tenant shall execute such documentation as required by the Landlord to give effect to such termination; and

(C) the Tenant shall pay to the Landlord on the Termination Date a fee (the "Termination Fee") equal to the unamortized portion of the Allowance, **Additional Allowance,** free rent, real estate fees using a 10% discount factor and the Landlord's documented out-of-pocket cash expenses arising from the Landlord's Work, not to exceed Five Dollars ($5.00) per square foot, calculated on a straight line basis over the Term of this Lease

If the Tenant fails to deliver the termination notice together with the Termination Fee within the time and in the manner set out herein, then the Tenant's right to terminate shall be null and void.

10. **Access**

The Tenant will be provided access to the Premises twenty four (24) hours per day, seven (7) days per week. Except to effect essential or emergency repairs, the Landlord will use best efforts not to perform repairs or modifications in the Building or Premises which could impede access by the Tenant, its agents or customers to the Premises during standard business hours.

11. **Additional Rent**

The parties agree that Landlord has estimated that Tenant's obligations hereunder in respect of:

(a) the Tenant's Proportionate Share of Operating Costs for the year 2004 would be approximately Six Dollars and Sixty Eight Cents ($6.68) per square foot of the Rentable Area of the Premises, inclusive of a management fee. Furthermore, any increases in Operating Costs from year to year shall not exceed five percent (5%) cumulative. The Landlord does not currently charge Capital Tax In the event Capital Tax is charged in the future, it will be included in Operating Costs and subject to the five percent (5%) cumulative cap as noted herein; and

(b) the Tenant's Proportionate Share of Taxes for the 2004 would be approximately Seven Dollars and Three Cents ($7.03) per square foot of the Rentable Area of the Premises; and

(c) Utility Costs payable by the Tenant for the year 2004 would be approximately One Dollar and Thirty Cents ($1.30) per square foot of the Rentable Area of the Premises.

12. **Tenant Financing**

Notwithstanding anything in this Lease to the contrary, provided the Tenant is CryptoLogic Inc. or a Permitted Transferee, is itself in possession of the Premises, and there is no Event of Default, the Landlord agrees that nothing contained in this Lease shall restrict the Tenant from borrowing monies and entering into credit arrangement that may involve providing security interests in the Tenant's goods, trade fixtures, furnishings or equipment (excluding Leasehold Improvements) provided such security arises out of bona fide financing undertaken in the course of the general business operations of the Tenant and provided further that such security does not affect any rights of the Landlord under this Lease and/or any laws relating to bankruptcy and distress, save and except Landlord agrees that the Tenant's computer software shall be exempt from distress. Neither this Lease nor the Premises nor the Leasehold Improvements nor the Tenant's interest in any of them shall be mortgaged, charged, encumbered, assigned, sublet or disposed of pursuant to the aforesaid security.

SCHEDULE "A"

LEGAL DESCRIPTION OF THE PROJECT

ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the City of Toronto, in the Municipality of Metropolitan Toronto, and being composed of that part of Block A on Plan 1235 and that part of Lot 2 on Plan 846 (City of Toronto) registered in the Land Registry Office for the Registry Division of Toronto (No. 63) and designated as Parts 1,2,3,4, 5, 7, 8, 9, 10, 11, 12 and 13 on a plan of survey of record in the Land Registry Office of the Land Titles Division of Metropolitan Toronto (No. 66) at Toronto as 66R- 11577.

SUBJECT to a right in the nature of an easement in favour of Granite Place Properties Inc. over Parts 10, 11, 12, and 13 on Plan 66R-l 1577 for support.

SUBJECT to a right in the nature of an easement in favour of Granite Place Properties Inc. over Parts 7, 10 and 12 on Plan 66R- 11577 for the purpose of construction, maintenance and use of storm sewers, sanitary sewers, gas mains, water-mains and appurtenances thereto.

TOGETHER with a right of way in the nature of an easement over those parts of Block A on Plan 1235 and those parts of Lot 2 on Plan 846 designated as Parts 14, 15, 16, 20 and 21 on Plan 66R-l1577 for support.

TOGETHER with a right of way in the nature of an easement over those parts of Block A on Plan 1235 and those parts of Lot 2 on Plan 846 designated as Parts 15, 17, 19 and 20 on Plan 66R-11577 for the purpose of construction, maintenance and use of air shafts and ventilation facilities.

TOGETHER with a right in the nature of an easement over those parts of Block A on Plan 1235 and those parts of Lot 2 on Plan 846 designated as Parts 17, 18, 9, 25 and 29 on Plan 66R-l0832 for the purpose of construction, reparation, operation and maintenance of gas lines and appurtenances thereto.

TOGETHER with a right in the nature of an easement over those parts of Block A on Plan 1235 and those parts of Lot 2 of Plan 846 designated as Parts 4, 5, 6, 7, 9, 10, 17, 18, 19, 25, 28 and 29 on Plan 66R-10832 for the purpose of construction, reparation, operation and maintenance of water-mains and appurtenances thereto.

TOGETHER with a right in the nature of an easement over those parts of Block A on Plan 1235 and those parts of Lot 2 on Plan 846 designated as Parts 7, 17, 18, 19, 23, 24, 25, 26, 27, 28, 29, 30, 33, 34 and 35 on Plan 66R-10832 for a temporary construction easement and right of way until such time as the buildings to be constructed on said Parts 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13 on said Plan 66R-11577 have been completed.

Known municipally as 55 St. Clair Avenue West, Toronto, Ontario.

SCHEDULE "B"

OUTLINE PLAN OF PREMISES

3rd Floor Plan



SUITE 300
KPMG
0 10
50 FT.
AREA SUMMARY
55 St. Clair Inc.
55 ST. CLAIR AVE. WEST
TORONTO, ONT.
3RD FLOOR
AREA SUMMARY
R3

2nd Floor Plan


PROPOSED SPACE
USABLE AREA = 5,399 SF
RENTABLE AREA = 6,189 SF
0 10 50 FT.

SCHEDULE "C"

DEFINITIONS

Where used in this Lease, the following words or phrases shall have the meanings set forth in the balance of this Article:

"**Additional Rent**" shall mean all amounts (other than Basic Rent) due and payable pursuant to the provisions of this Lease or pursuant to any other obligation to Landlord, all of which shall be deemed to accrue on a per diem basis. Tenant shall promptly deliver to Landlord upon request evidence of due payment of all payments of Additional Rent required to be paid by Tenant hereunder.

"**Architect**" means the **independent** architect, surveyor or engineer from time to time appointed by the Landlord.

"**Authority**" means the federal, provincial and municipal governments, the courts, administrative and quasi-judicial boards and tribunals and any other organizations or entities with the lawful authority to regulate, or having a power or right conferred at law or by or under a statute over, Landlord, Tenant, the Building, the Lands or the Premises including the businesses carried on therein.

"**BOMA**" means the Standard Method for Measuring Floor Area in Office Buildings – American National Standard, as approved June 7, 1996 and known as ANSI Z65.1-1996.

"**Building**" means the building municipally known as 55 St. Clair Avenue West, in the City of Toronto, Province of Ontario.

"**Business Hours**" means normal business hours for the Project as determined by Landlord from time to time **being 6:30 a.m. – 8:00 p.m. Monday through Friday, excluding holidays**.

"**Charged**" means levied, confirmed, charged, assessed or imposed.

"**Common Facilities**" means all areas, facilities, systems, improvements, furniture, fixtures and equipment in, ~~or~~ on **or benefitting** the Project to the extent that the same are designated or intended by Landlord to be part of the Common Facilities from time to time.

"**Contaminant**" means any solid, liquid or gaseous substance, any Hazardous Waste, any Toxic Substances, any odour, heat, sound, vibration, radiation or combination of any of them that may, if Discharged, have an adverse effect on the environment or on people, property or the normal conduct of business.

"Deductible Amounts" any deductibles, self-insured retention or similar items payable by Landlord in respect of any insured risk.

"**Discharge**" means any spill release, escape, leak or movement of a Contaminant into the environment, the indoor or outdoor air, into or onto the ground, into the surface water or ground water, into the sewers or any watercourse, or into, onto or from the Premises or the Building.

"**Environmental Laws**" means the statutes, regulations, policies, directives, orders, approvals and other legal requirements of an Authority or of the common law which affect the Premises, the Landlord's or the Tenant's business, and which impose any obligations relating to the protection, conservation or restoration of the environment, the Premises or the Building.

"**Event of Default**" means the occurrence of any one of the following:

(a) Tenant fails to make any payment of Rent when due and such default continues for **ten (10)** ~~five (5)~~ days after **written notice from Landlord is received** ~~such payment was due~~;

(b) Tenant fails to observe or perform any obligation of Tenant pursuant to this Lease other than the payment of any Rent, and such default continues for **twenty (20)** ~~ten (10)~~ consecutive days, or **if by reason of the nature of the default, same cannot be wholly cured within such twenty (20) day period, if the Tenant shall fail to proceed promptly to cure the same or thereafter fail to prosecute the curing of such default with due diligence**; ~~such shorter period as expressly provided herein, after notice thereof to Tenant~~;

(c) ~~Tenant fails to install and maintain in the Premises at all times during the Term, in good order and condition, first-class trade fixtures including furnishings and equipment adequate and appropriate for the business to be conducted on the Premises~~;

(d) any of Landlord's insurance policies on the Project are actually or threatened to be cancelled or adversely changed as a result of any use of or articles on or about the Premises **and the Tenant is given twenty four (24) hours notice or such longer notice period afforded by Landlord's insurer to remedy the offending activity of Tenant**;

(e) Tenant shall purport to make a Transfer affecting the Premises, or the Premises shall be used by any person or for any purpose, other than in compliance with this Lease;

(f) Tenant or any other occupant of the Premises makes an assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal or arrangement with creditors, or Tenant makes any sale in bulk of any property on the Premises (other than in conjunction with a Transfer approved in writing by Landlord and made pursuant to all applicable legislation), or steps are taken for the winding up or other termination of Tenant's existence or liquidation of its assets **and such proposal, arrangement or order is not set aside within ten (10) days of its making**;

(g) a trustee, receiver, receiver-manager, or similar person is appointed in respect of the assets or business of Tenant or any other occupant of the Premises **and such appointment is not set aside within ten (10) days of its making**;

(h) Tenant ~~attempts to or does~~ abandons the Premises or remove or dispose of any goods from the Premises **other than in the normal course of business**~~, so that there would not be sufficient goods on the Premises subject to distress to satisfy all arrears of Rent and all Rent payable hereunder for a further period of at least six (6) months, or if the Premises are vacant or unoccupied for a period of five (5) consecutive days or more without the prior written consent of Landlord~~ or if the Premises are used for any purposes other than as set out in Section 3.6 of the Lease;

(i) this Lease or any other property of Tenant is at any time seized or taken in execution, which remains unsatisfied for a period of five (5) days or more;

(j) termination or re-entry by Landlord is permitted under any provision of this Lease or at law;

~~(k) Tenant or any company with which the Tenant is affiliated or associated (as those terms are defined in the Business Corporation Act of Ontario or any successor legislation thereto) is in default of any of its covenants, obligations or agreements under any lease or other written agreement between it and the Landlord (as owner or as manager) or any company with which the Landlord is affiliated or associated (as those terms are defined in the Business Corporations Act of Ontario, or any successor legislation thereto) and such default shall have continued for such period of time that the Landlord's (or such affiliated company's) remedies have become exercisable thereunder.~~

"**Excess Costs**" means costs in the nature of Operating Costs, such as utilities charges, security costs, and costs of heating, ventilating and air conditioning, incurred by reason of the conduct of business on the Premises outside Business Hours (~~which is not permitted without Landlord's prior written consent~~), or by reason of the particular use or occupancy of the Premises or any of the Common Facilities by Tenant, its employees, agents or persons having business with Tenant, in excess of the costs which would otherwise have been incurred for such items, plus fifteen (15%) percent of the amount thereof.

"**Fiscal Year**" means the period used by Landlord for fiscal purposes in respect of the Project, as selected by Landlord from time to time. **For the purposes of this Lease, the first Fiscal Year shall expire December 31, 2005, and each subsequent Fiscal Year shall be a twelve (12) month period expiring December 31, save and except for the final Fiscal Year which shall expire upon the expiry or earlier termination of the Term.**

"**Hazardous Waste**" means any hazardous waste, hazardous product, deleterious substance, special waste, liquid industrial waste, dangerous goods or substance which is controlled or regulations under Environmental Law. For ease of reference, this includes, but is not limited to, any waste which is composed in whole or in part of substances which are: (i) corrosive, (ii) ignitable, (iii) pathological, (iv) radioactive, (v) reactive, or (vi) toxic; and liquid waste, whether or not from a commercial or industrial process, that cannot lawfully be disposed of through the municipal sewers.

"**Insured Damage**" means damage against which Landlord is insured or required to be insured pursuant hereto or **Self-Insured**. ~~**would have insured acting as would a prudent owner of a similar project in accordance with office building industry standards**~~

"**Landlord**" means the Landlord named on page 1 and includes any owner, mortgagee and every indemnity, exclusion or release of liability and waiver of subrogation contained in this Lease for the benefit of Landlord shall extend to and benefit all of Landlord's, owners' and mortgagees' officers, directors, servants, agents, employees, and others for whom any of them is in law responsible. Solely for such purpose, and to the extent that Landlord expressly chooses to enforce the benefits of this section for the foregoing persons, it is agreed that Landlord is the agent or trustee for such persons.

"**Laws**" means all statutes, regulations, by-laws, orders, rules, requirements and directions of all governmental authorities having jurisdiction.

"**Leasehold Improvements**" includes, without limitation, all fixtures, installations, alterations and additions from time to time made or installed in or about the Premises, and includes all of the following, whether or not they are trade fixtures or easily removable: doors, partitions and hardware; mechanical, electrical and utility installations; ~~carpeting, drapes, other floor and window coverings and drapery hardware~~; heating, ventilating, air conditioning and humidity control equipment; lighting fixtures; ~~built-in furniture and~~ finishings; counters in any way connected to the Premises or to any utility services located therein. The only exclusions from "Leasehold Improvements" **include** free-standing furniture, trade fixtures and equipment not in any way connected to the Premises or to any utilities systems located therein.

"**Mortgages**" means any mortgages, trust deeds and charges affecting the Project or any part thereof and includes all renewals, extensions, modifications and replacements thereof from time to time.

"**Operating Costs**" means all expenses and costs of every kind incurred by or on behalf of Landlord in operating, maintaining, repairing, replacing, insuring and managing (collectively called "Operating") the Project, including without limitation and without duplication: (a) **the costs of all insurance maintained by Landlord in accordance with Section 4.6 of this Lease and the cost of any reasonable Deductible Amounts;** (b) remuneration of employees engaged in Operating the Project; (c) heating, ventilating, air conditioning and humidity control of the Project and fire sprinkler maintenance and monitoring, if any, of the Project; (d) cleaning, janitorial services, window cleaning and waste removal; (e) Operating elevators and escalators; (f) costs of supplying utilities to the Project including, water, gas, electricity and sewer charges (excluding Utilities charged to individual tenants) including costs of such utilities, fittings, connections and meters and all other work in connection therewith; (g) landscaping and Operating outside areas, including snow and ice clearing and removal and salting of driveways and parking areas and of sidewalks adjacent to the Project; (h) depreciation or amortization of any capital costs and interest on undepreciated or unamortized capital cost at ~~not less than~~ two (2%) percent in excess of the prime rate of interest; (i) costs incurred by Landlord for the purpose of reducing Operating Costs or Taxes, whether or not successful; (j) capital taxes in respect of Landlord's ownership or other interest in the Project, or any similar tax charged in the future in lieu thereof or in addition thereto by any governmental authority, which Landlord may be liable to pay **(it being acknowledged that the Landlord does not currently charge capital taxes)** ; (k) Sales Taxes payable by Landlord on the purchase of goods and services included in Operating Costs; (l) the rental value of space occupied by Landlord for management, supervisory or administrative purposes relating to the Project; (m) warranties and guarantees; (n) policing and supervision; (o) the rental of any equipment and signs, and the cost of building supplies, used by the Landlord in Operating the Project; (p) operation of parking garages; (q) legal fees as reasonably attributable to daily Operating of

the Project but excluding legal fees for lease enforcement and leasing of the Lands and Building; (r) all fees and expenses incurred by the Landlord in connection with actions taken by the Landlord to appeal property assessments for the Lands and Building; (s) accounting and computing services ~~and audit fees~~ in connection with the calculations and tabulations of amounts referred to in this Lease; and (t) security services, if any, undertaken by or on behalf of the Landlord; and (u) at the Landlord's discretion, either a management fee of five percent (5%) of gross amounts received or receivable by Landlord in respect of the Project for all items or a management fee of fifteen percent (15%) of the aggregate of all Operating Costs other than this management fee.

Operating Costs, shall exclude or shall be reduced by the following: (i) proceeds of insurance and damages received by Landlord from third parties **if Landlord effected and maintained insurance as required pursuant to the terms hereof (or if Landlord has Self-Insured, a corresponding application of reserves less a reasonable Deductible Amount)** to the extent of costs otherwise included in Operating Costs; (ii) contributions from parties other than tenants of the Project, if any, in respect of Operating Costs, such as contributions made by parties for sharing the use of Common Facilities, but not including rent or fees charged directly for the use of any Common Facilities such as parking fees and rent for Storage Areas; (iii) expenses incurred by Landlord in respect of other tenants' leasehold improvements; (iv) repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to original construction warranties; and (v) repairs or replacements to the structural portions of the Building, as determined by Landlord's structural engineer.

"**Premises**" means the premises specified in section 1.1 of this Lease and more particularly outlined in red on Schedule "B" hereto, it being understood that the Premises shall extend from the upper surface of the structural subfloor to the lower surface of the structural ceiling within the boundaries of the useable area of the Premises. The Premises shall exclude the exterior faces of all perimeter walls, windows and doors of the Premises, notwithstanding the manner in which Rentable Area is measured.

"**Project**" means those lands described in Schedule "A" hereto and all structures, improvements, equipment, fixtures and facilities located thereon from time to time, as all of same may be expanded, reduced or otherwise altered by Landlord from time to time.

"**Proportionate Share**" means a fraction the numerator of which is the Rentable Area of the Premises and the denominator of which is the aggregate Rentable Area of leasable areas within the Project **(excluding Common Facilities); provided that the Landlord, acting reasonably, may adjust the Proportionate Share as applied to Operating Costs to more equitably allocate those costs or components of them among tenants of the Project (referred to herein as an "Equitable Allocation"). Upon receiving a written request from the Tenant, Landlord will provide reasonable details of any Equitable Allocation of Operating Costs which directly affects the Tenant.**

"**Rentable Area**" of Premises shall be the Useable Area of such Premises plus the relevant proportion, as determined in accordance with BOMA, of all areas not leased to any one tenant such as, without limitation, hallways, elevator lobbies, ground floor lobbies, washrooms, mechanical and service rooms. Every Rentable Area shall be as determined by Landlord acting reasonably from time to time and each such determination shall be binding upon the parties hereto.

"**Rules**" means the rules and regulations made by Landlord from time to time (and as amended) for the management and operation of the Project.

"**Sales Taxes**" means all business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by any taxing authority upon Landlord, Tenant, or in respect of this Lease, or the payments made by Tenant hereunder or the goods and services provided by Landlord hereunder including, the rental of the Premises and the provision of administrative services to Tenant hereunder.

"Self-Insure" or "Self-Insured" means the extent to which the Landlord does not take out or keep in force certain insurance, in whole or in part, for any purpose against which the Landlord is required to insure pursuant to the terms of Section 4.6 hereof. These defined terms include the Landlord's contingency reserves but not any Deductible Amounts.

"**Storage Areas**" means all areas designated by Landlord from time to time to be used exclusively or primarily for storage purposes.

"**Taxes**" means all taxes, rates, duties, levies, fees, charges, local improvement rates, commercial concentration taxes, levies and assessments whatever ("Taxes") levied, assessed or charged against or in respect of the Project or any part thereof or against Landlord in respect of any of the same or in respect of any rental or other compensation receivable by Landlord in respect of the same, and including all taxes which may be incurred by or imposed upon Landlord or the Project in lieu of or in addition to the foregoing including, without limitation, any Taxes on real property rents or receipts as such any Taxes based in whole or in part on the value of the Project and any licence fee measured by rents or other charges payable by occupants of space in the Project. Should the Lands and Building not be fully occupied or assessed as a commercial property for determination of Taxes in any calendar year, then the Landlord shall adjust the Taxes to an amount that would have been determined if the Building and Lands were fully occupied and assessed as a commercial property.

"**Tenant**" includes any of its employees, servants, agents, invitees, licensees, subtenants, concessionaires, contractors or persons for whom Tenant is in law responsible.

"**Total Rentable Area of the Building**" means the aggregate of the Rentable Areas of each floor in each of the Buildings determined in accordance with BOMA and adjusted from time to time to take account of any structural, functional or other change affecting the same.

"**Toxic Substances**" means any substance which is listed on the List of Toxic Substances prescribed under the Environmental Protection Act (Canada) (as amended from time to time, or any replacement legislation), or is designated to be toxic or hazardous by an Authority.

"**Transfer**" means an assignment of this Lease in whole or in part, a sublease, licence or parting with or sharing possession of all or any part of the Premises, a sale, conveyance or other disposition of this Lease, including a mortgage, charge, debenture, a sale, transfer (including by bequest or inheritance) of the majority of the issued shares in the capital stock or any transfer, issuance or division of any shares of the corporation or of any affiliate of the corporation sufficient to transfer control to others than the then present shareholders of the corporation; a party making a Transfer is referred to as a "Transferor" and a party taking a Transfer is referred to as a "Transferee".

"**Uninsured Damage**" means any damage which is not Insured Damage.

"**Usable Area**" means, in the case of premises consisting of part of a floor other than the ground floor of the Buildings, the floor area determined in accordance with BOMA and adjusted from time to time to take account of any structural, functional or other change affecting same.

"**Utility Costs**" means all costs of supplying water, electricity, gas, and any other utilities ("Utilities") to or in respect of the Premises, and all costs for all fittings, connections and meters and all work performed in connection with any services or Utilities provided to the Premises.

SCHEDULE "D"

RULES AND REGULATIONS

1. Tenant agrees:

(a) not to display anything visible from the exterior of the Premises except for a building standard sign on the main entry door to the Premises, to be installed by Landlord at Tenant's cost;

(b) not to allow any garbage to accumulate in or about the Project and will at all times keep the Premises in a clean and neat condition and to comply with Landlord's regulations respecting the storage and removal of waste;

(c) not to cause or permit any waste or damage to the Premises nor permit any overloading of the floors thereof and shall not use or permit to be used any part of the Premises for any dangerous, noxious or offensive activity or goods and shall not do or bring anything or permit anything to be done or brought on or about the Project which results in undue noise or vibration, fumes or odours or which Landlord may reasonably deem to be hazardous or a nuisance or annoyance to any other tenants or any other persons permitted to be on the Project, and Tenant shall immediately take steps to remedy, remove or desist from any activity, equipment or goods on the Premises to which Landlord objects on a reasonable basis. Tenant shall take every reasonable precaution to protect the Premises and the Project from risk of damage by fire, water or the elements or any other cause;

(d) not to permit any of its employees, servants, agents, contractors or persons having business with Tenant, to obstruct any Common Facilities or use or permit to be used any Common Facilities for other than their intended purposes;

(e) **except as otherwise permitted under this Lease,** not to use any advertising, transmitting or other media or devices which can be heard, seen, or received outside the Premises, or which could interfere with any communications or other systems outside the Premises;

(f) to be solely responsible for any contaminant, pollutant or toxic substance at any time affecting the Premises resulting from any act or omission of Tenant or any other person on the Premises or any activity or substance on the Premises during ~~the Term, and~~ any period ~~prior to the Term~~ during which the Premises were used or occupied by or under the control of Tenant, and shall be responsible for the clean-up and removal of any of the same and any damages caused by the occurrence, clean-up or removal of any of the same, and Tenant shall indemnify Landlord in respect thereof;

(g) to ensure that all deliveries to and from the Premises, and loading and unloading of goods, merchandise, refuse, materials and any other items, shall be made only by way of such areas as Landlord may from time to time designate and shall be subject to all applicable rules and regulations made by Landlord from time to time pursuant hereto;

(h) to comply with all rules and regulations from time to time made by Landlord in respect of window coverings on the interior of the Premises, in order to maximize the efficiency of the climate control equipment in or serving the Premises or to maintain an attractive uniform appearance of the Project from the exterior thereof;

(i) to discontinue immediately upon Landlord's request any business or conduct which may harm or tend to harm the business or reputation of Landlord or reflect or tend to reflect unfavourably on the Project, Landlord or other tenants or occupations thereof, or which might confuse or mislead or tend to confuse or mislead the public;

(j) to keep the Premises in a good state of preservation and cleanliness and **subject to Section 8.5 of this Lease,** permit Landlord or its agents at all reasonable times to enter upon the Premises for the purpose of examining the said state of cleanliness;

(k) to maintain the Premises, at its expense, in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests;

(l) to cause its employees, agents and contractors to park only in the parts of the Common Areas and Facilities, if any, designated by Landlord as employee parking;

(m) not use the plumbing facilities for any other purposes than those for which they are constructed;

(n) not use any part of the Premises for lodging, sleeping or any illegal purposes;

(o) not cause or permit any machines selling merchandise or rendering services to be present on the Premises **other than those which are for the personal use of the Tenant's employees**;

(p) **except as otherwise permitted under this Lease**, not permit on the Premises any transmitting device or erect an aerial on any exterior walls of the Premises or any of the Common Areas and Facilities or other audio-visual or mechanical devices that can be seen outside the Premises;

(q) that no birds or animals shall be kept in or about the Premises other than seeing eye dogs.

2. Any damage caused to any part of the Project by reason of windows being left open or by interference with the heating or air-conditioning appliances, or by reason or any other misconduct or neglect upon the part of Tenant or any other person or servant under its control shall be repaired and borne by Tenant.

3. No moving of any furniture or fixtures shall take place without making prior arrangements with Landlord.

4. Tenant shall not do or permit anything to be done to the Premises or bring or keep anything therein which will in any way increase risk of fire or the rate of fire insurance on the Project **subject to the provisions of Section 3.15,** or obstruct or interfere with the rights of other tenants or in any other way injure or annoy them or Landlord, or violate any act at variance with the Laws or with any insurance upon the Project, or any part thereof, or violate or act in conflict with any of the rules and ordinances of the Board of Health or with any statute or municipal by-law.

5. Landlord may at any time and from time to time during the term of the Lease keep the entrance doors to the Project locked after business hours and require identification before admitting persons after such time.

6. The parking of cars in the parking facilities will be subject to the regulations of Landlord.

7. The Tenant shall abide and be bound by the Security Services in force in the Building from time to time. For the purposes of this clause, the term "Security Services" shall mean all aspects of security for the Building and the Lands, including equipment, procedures, rules and regulations pertaining to such security.

SCHEDULE "E"

ALTERATIONS

(i) Tenant shall not make any repairs, replacements, changes, additions, improvements, decorations or alterations (hereinafter in this Schedule "E" referred to as "Alterations") to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, except in the case of structural, mechanical or electrical Alterations or Alterations which are visible from the exterior of the Project in which case Landlord's consent may be unreasonably withheld. **Notwithstanding the foregoing, the Tenant may from time to time at its own expense, make cosmetic or non-structural changes to the Premises without the Landlord's consent provided such cosmetic or non-structural changes, do not in any way affect or impact the mechanical or electrical systems of the Premises or the Building.**

(ii) With its request for Landlord's consent, Tenant shall submit to Landlord details of the proposed Alterations including plans and specifications prepared by qualified architects ("Plans"), and such Alterations shall be completed in accordance with such Plans approved in writing by Landlord.

(iii) Unless expressly authorized in writing by Landlord to the contrary, all Alterations which might cost in excess of Ten Thousand ($10,000.00) Dollars to complete or which might affect the structure or entrance or mechanical or electrical systems of the Project or the Premises, shall be conducted under the supervision of a qualified architect or engineer approved by Landlord, such approval not to be unreasonably withheld.

(iv) All Alterations shall be performed at Tenant's cost, promptly and in a good and workmanlike manner and in compliance with Landlord's rules and regulations, by competent contractors or workmen who shall be first approved in writing by Landlord, which approval shall not be unreasonably withheld and, to the extent required by Landlord, all Alterations **affecting the structural components of the Building** shall be performed by Landlord, or persons designated by Landlord, and under Landlord's supervision; for all Alterations performed by Landlord or at Landlord's expense or under Landlord's supervision, Tenant shall pay forthwith upon request all amounts paid or payable by Landlord to third parties and all reasonable charges of Landlord for its own personnel plus (15%) percent of such amounts and charges for Landlord's inspection and supervision.

(v) All Alterations shall be planned and completed in compliance with all Laws and Tenant shall, prior to commencing any Alterations, obtain at its expense, all necessary permits and licences and provide evidence thereof satisfactory to Landlord.

~~(vi) Tenant shall, prior to the commencement of any such Alterations furnish to Landlord at Tenant's expense such evidence as reasonably required by Landlord of the projected cost of Alterations and Tenant's ability to pay for same as and when due, together with such indemnification against costs, liens and damages as Landlord shall reasonably require including, if required by Landlord, a performance bond in such terms and issued by such company as shall be acceptable to Landlord in its sole discretion in an amount at least equal to the estimated cost of such Alterations, guaranteeing completion within a reasonable time of such Alterations free and clear of any liens or encumbrances.~~

(vii) All Alterations, the making of which ~~might~~ disrupt other tenants or occupants of the Project or the public, shall be **to the extent possible,** performed outside Business Hours.

(viii) If Tenant performs any such Alterations without compliance with all of the foregoing provisions of this Schedule "E", Landlord shall have the right to require Tenant to remove such Alterations forthwith.

(ix) Tenant shall pay to Landlord forthwith upon request all of Landlord's reasonable **and competitive** costs including, without limitation, fees of architects, engineers and designers, incurred in dealing with Tenant's request for Landlord's consent to any Alterations, whether or not such consent is granted, and in inspecting and supervising any such Alterations ~~and Landlord shall have the right to require Tenant to pay Landlord a deposit on account of such costs as a precondition to Landlord's granting such consent~~.

(x) Tenant shall make all payments and take all steps as may be necessary to ensure that no lien is registered against the Project or any portion thereof as a result of any work, services or materials supplied to Tenant or the Premises. Tenant shall cause any such registrations to be discharged or vacated **within ten (10) days** ~~immediately~~ after notice from Landlord, or within ten (10) days after registration, whichever is earlier. Tenant shall indemnify and save harmless Landlord from and against any liabilities, claims, liens, damages, costs and expenses, including legal expenses, arising in connection with any work, services or materials supplied to Tenant or the Premises. If Tenant fails to cause any such registration to be discharged or vacated as aforesaid then, in addition to any other rights of Landlord, Landlord may, but shall not be obliged to, discharge the same by paying the amount claimed into court, and the amounts so paid and all costs incurred by Landlord, including legal fees and disbursements, shall be paid by Tenant to Landlord forthwith upon demand.

SCHEDULE "F"

ALTERATIONS

LANDLORD'S AND TENANT'S WORK

LANDLORD'S WORK

The Tenant shall accept the Premises in an "as is" condition and the Landlord will not be required to perform any Landlord's Work in or to the Premises **save and except that the Landlord will comply with and perform, at its cost, the following work prior to the commencement of the Fixturing Period:**

(i) **upgrade existing base building washrooms to a standard equivalent to Building standard finish on the 4th floor of the Building;**

(iii) **provide a letter from the Landlord's base Building engineering consultants confirming base Building HVAC, mechanical and electrical facilities provided to the Premises are consistent with Building design and are in good working order; and**

(iii) **ensure existing base Building window blinds are in good working order.**

Should the Landlord's Work not be completed by March 1, 2005, then the Landlord shall compensate the Tenant for all damages incurred thereby.

TENANT'S WORK

All Tenant work is subject to the requirements of the attached "Tenant Construction Regulations". The Tenant shall, at its expense, complete the Premises in accordance with the **existing** standards of **the Building** ~~a first-class office building~~ using new materials, including but not limited to the installation of:

1. **Flooring Finish:**
   The flooring must be approved by the Landlord.

2. **Ceiling Tiles:**
   Any installation or relocation of ceiling tiles is at Tenant's expense.

3. **Interior Partitions:**
   All interior partitioning including the finishing thereof complete with millwork and fixtures.

4. **Elevator Lobbies:**
   Where a Tenant leases the whole office floor, the finishing of the lobby floor, walls and ceiling, mechanical, electrical, and lighting services shall be at the Tenant's expense, including floor finishes to washrooms if required.

5. **Signs:**
   Tenant signage proposals must be presented to the Landlord for written approval. Only those signs which are compatible with the Building and are tasteful in size, colour and logo will be approved.

6. **HVAC & Plumbing:**
   Any modification to the Landlord's mechanical or electrical system required by the Tenant at the Tenant's expense, including an air balancing report as performed by the Landlord's designated contractor and reviewed and approved by the base building mechanical consultant.

7. **Sprinklers &Fire Hose Cabinets:**
   Any modification to the Landlord's fire safety systems as may be required by those authorities having jurisdiction, shall be performed by the Landlord's base building contractor at the Tenant's expense.

8. **Power:**
   All power distribution within the Premises distributed through partitions to be carried out at the Tenant's expense. The Landlord will supply and install in the meter socket provided, a kilowatt hour demand meter at the Tenant's expense.

9. **Light Fixtures:**
   All additional light fixtures, of any type, and relocation of base building light fixtures as required by the Tenant are at the Tenant's expense.

10. **Telephone:**
    Telephone conduit, wiring and equipment required to serve the Premises distributed through partitions to be carried at the Tenant's expense.

11. **Fire Alarm System:**
    Any modification to the Landlord's fire alarm and life safety system as may be required by those authorities having jurisdiction, shall be performed by the Landlord's base building contractor at the Tenant's expense.

12. **Building Automation System:**
    Any modifications to Building controls required as a result of Tenant modifications shall be carried out exclusively by the Landlord's base building contractor at the Tenant's expense.

13. **Washroom Fixtures:**
    Any additions to the number of washroom fixtures required by code and the Tenant's staff population.

14. **Additional Requirements:**

Any additional requirements of the Tenant over those specified in the Schedule "C" are at the Tenant's expense.

TENANT CONSTRUCTION REGULATIONS

Based on the Landlord's experience and in order to incur the least amount of inconvenience to all concerned, the following rules and regulations are applicable to all tenants upon starting their construction work. These regulations will be enforced to ensure no interruption by tenant contractors to other businesses or public movement.

COMMENCEMENT OF TENANT'S WORK

Unless otherwise expressly permitted or required by the Landlord, no Tenant's Work may commence and the Tenant may not have possession of the Premises until the following conditions are satisfied:

- The Landlord has approved the Tenant detail plans;
- ~~The Tenant has submitted a construction schedule to the Landlord outlining key dates for the design, construction and move in activities~~;
- All necessary approvals and permits of municipal and other governmental authorities having jurisdiction over Tenant's Work (or any other person who's approval is required) have been **or are in the process of being** obtained;
- The Tenant has provided the Landlord with proof of its placement of fire, liability, and other insurance with insurers, to limits and on terms as the Landlord reasonably requires;
- The Landlord has approved the Tenant's contractors and subcontractors, **but the Landlord may not unreasonably restrict the Tenant's choice of contractors, subcontractors and consultants**;
- The Landlord has notified the Tenant in writing of the date the Premises are ready for commencement of Tenant's Work and upon which the Tenant is to take possession;
- The Lease has been fully executed.

Working Drawings: The Landlord shall submit an outline plan of the Premises to the Tenant and the Tenant shall within sufficient time so as not to delay the commencement of the Term of the Lease, prepare and submit to the Landlord for approval one set of sepias and six complete sets of working drawings and specifications for the Tenant's Improvements, as prepared by a qualified interior designer and engineer, both to be approved by the Landlord. **All approvals contemplated herein must be given before the Fixturing Period may commence. The Landlord shall not withhold or delay its consent of any plans, specifications or materials which the Tenant may reasonably require to construct its leasehold improvements, provided the Tenant submits is plans to the Landlord prior to February 15, 2005.** The Tenant's submission shall include:

1. Floor Plan(s) - showing location and construction of all partitions and fixed elements relative to demising partitions, including floor finishes.

   Scale: 1/8" = 1'-0".

2. Reflected Ceiling Plan - indicating any modification or relocation to Landlord's base building's equipment and fixtures as well as installation of new lights, sprinkler heads, HVAC diffusers, ceiling finishes, exit and emergency lights and access panels as required.

   Scale: 1/8" = 1'-0".

3. Interior Elevations and Details - including interior finish schedule, wall assemblies, floor finishes, millwork and fixtures.

   Scale: 1/8" = 1'-0".

4. Electrical and Telephone Plan - including specifications and performance characteristics of all fixtures, HVAC wiring and controls and/or any modification and additions to Landlord's base building equipment and fixtures. They should also indicate total connected electrical loads schematic of services and panels.

   Scale: 1/8" = 1'-0".

5. Plumbing and Mechanical Plan - including specification and performance characteristics of all equipment and connections to the base building services, duct and diffuser layout and/or any modifications or additions to Landlord's base building equipment and services. They should also indicate existing, relocated and new sprinkler head locations, plumbing layouts, ventilation and air conditioning requirements and heat gain/loss calculations.

6. Sample Board of Finishes - indicating material and colour sample for finishes for walls, floors, ceilings and millwork etc. Sample board size to be 8-1/2" x 14" maximum.

7. Specifications and Details - as required if not included on the appropriate drawings.

Approvals: No work for which drawings and specifications are required shall be commenced by the Tenant until said drawings and specifications have been approved in advance in writing by the Landlord and until the Tenant has secured **or is in the process of securing** approval thereof from every governmental authority having jurisdiction and submitted proof of such approval to the Landlord.

Under no circumstances shall the Tenant, its employees, its contractors, or its contractors' employees make any opening in the floors or walls of the Building (other than the Tenant's interior partitions) without the prior written approval of the Landlord, **such approval not to be unreasonably withheld or delayed**.

Permits:

The Tenant is responsible for obtaining, at its own expense, all approvals and/or permits pertaining to its space from all authorities having jurisdiction prior to commencement of construction. Building permits are obtained from the City of Toronto.

A copy of the Tenant detail plans which the Landlord has approved, along with the building permit, must be kept on the site for the duration of the work and be available for viewing by the Landlord's representative at all times.

All approvals and permits should be posted in a visible location.

The Tenant must immediately correct any work which does not meet with the approval of the Building Inspector, notwithstanding the fact that the Tenant's drawings have been approved previously by the appropriate governmental authorities and the Landlord. Any revisions to the Approved Drawings requested by such authorities must be brought to the attention of the Landlord immediately. Should the Tenant unduly delay the required correction, the Landlord may make the correction at the Tenant's cost.

Contractor's Insurance:

Prior to the commencement of the Tenant's improvements, the Tenant shall submit to the Landlord a fire and liability insurance certificate and any other insurance requirements from the Tenant's general contractor or from each of the Tenant's independent sub-contractors, as the case may be, in an amount not less than TWO MILLION DOLLARS ($2,000,000.00) per occurrence, which liability insurance shall be on a comprehensive form and shall cover all hazards related to any work performed by any such general contractor or independent contractor, as the case may be, in or on the Premises.

Such policy or policies shall include the Landlord as an additional ~~named~~ insured and shall contain a cross-liability clause.

Damage to Premises or Building:

Subject to Section 3.18(d) of this Lease, any damage to the Premises or the Building caused by the Tenant or any of its employees, contractors, or workers shall be repaired forthwith by the Landlord at the Tenant's expense or by the Tenant with the Landlord's approval.

Any base building items such as lights, air diffusers, etc. that are removed by the Tenant's contractors shall be turned over to the Landlord and stored in the location designated by the Landlord.

Tenant's Workers:

Subject to the other provisions of this Schedule "F", all of the Tenant's Work will be performed by competent workers whose labour affiliations or non-affiliations, as the case may be, will not be incompatible with those of the Landlord's workers or the workers of any of the Landlord's contractors. If any of the labour affiliations or non-affiliations, as the case may be, of the workers performing the Tenant's Work are incompatible in the Landlord's sole opinion, with those of the Landlord's workers or the workers of any of the Landlord's contractors, the Tenant shall remove from the work-site immediately upon the Landlord's request, all its workers whose labour affiliation or non-affiliations are so incompatible.

Contractor's Approval:

The Tenant shall prepare and submit to the Landlord for approval, a list of all contractors to be engaged in the construction of the Tenant's work together with written evidence that each is in good standing with the Worker's Compensation Board. The Landlord maintains the right to determine the acceptability of any trade or supplier to undertake work upon, or supply goods or materials to, the Premises.

Unless the Landlord otherwise consents in writing, the Tenant shall employ the Landlord's interior contractor in the completion of the Tenant's Improvements, except for all modifications required to the Landlord's mechanical and electrical systems.

Such mechanical and electrical modifications to the base building shall be carried out by the Landlord at the Tenant's expense. Should the Tenant choose to engage an interior contractor other than the Landlord's interior contractor, the Tenant shall pay to the Landlord with respect to the conduct of the Tenant's Improvements all direct costs incurred by the Landlord including, but not limited to, power consumption, hoisting **and** security ~~and supervision~~, said costs to be payable upon demand.

Public Safety:

It is the responsibility of the Tenant to ensure that its contractors exercise all caution in matters relating to public and construction safety and to comply with the standards established by authorities having jurisdiction. From time to time, the Landlord or the Landlord's general contractor may issue to a Tenant's contractor safety instructions which must be strictly adhered to. All work is governed by the latest Construction Safety Act and the Tenant's contractor must abide by the Landlord's representative in these areas when required.

Security:

Security of the Premises during construction and the fixturing period is the sole responsibility of the Tenant. The Landlord assumes no liability for any loss or damage including the theft of building materials, equipment or supplies.

Working

Hours:	The Tenants contractors and suppliers will be subject to restrictions which may be imposed by the Landlord's contractor and/or the Landlord in regard to the hours of work, scheduling and coordination of work.
Temporary Electrical Service:	**Upon receiving a written request from the Tenant,** the Landlord (through its contractor when active on site), ~~may~~ **shall** provide, at the Tenant's expense, temporary electrical service required during the Tenant's construction phase.
Fire Ratings:	During construction and/or demolition, care must be taken by the Tenant and its contractor to maintain existing fire walls, fire proofing and fire dampers in duct work, notwithstanding any other work that may affect the fire rating requirements of authorities having jurisdiction. If any damage to the fire rating is caused by the Tenant, the Landlord will advise the Tenant to perform the necessary repairs or the Landlord will repair such damage at the Tenant's expense.
Building Codes:	It is the Tenant's responsibility to fully comply with all applicable governing codes and ordinances for their occupancy type.
Additional Work:	Any additional work (whether as hereinbefore set out, or otherwise) performed by Landlord specifically for Tenant **and at the request of Tenant** and any excess or additional cost in Landlord's Work occasioned by Tenant's requirements shall be paid for by Tenant on demand, which may be prior to the commencement of such work. The amount so payable by Tenant shall be the total cost to Landlord including architectural and engineering fees plus a further ten percent (10%) of that total cost for Landlord's overhead and supervision.
Landlord's Right:	**Subject to the provisions of this Schedule "F",** the Landlord reserves the right to prohibit the Tenant, its contractors, employees and workmen from working on any part or parts of the Premises, and to have such work carried out by a party or parties designated by the Landlord at the Tenant's expense, providing that it is understood that the Landlord will only exercise its said right in order to:
(a)	maintain its rights to enforce the warranties, guarantees and similar covenants given to it by parties constructing the Building or installing items therein; or
(b)	ensure that such work is compatible with existing systems, structures or work.
Deficiencies:	The Tenant shall make good any deficiencies discovered by the Landlord's Tenant Coordinator or by the Building inspectors whether in its own Premises or in adjacent premises affected by the Tenant's construction. Failure to comply to a written request within thirty (30) days will cause the Landlord to correct Tenant deficiencies at the Tenant's expense.
Clean-Up:	The Tenant should ensure proper clean-up of all areas related to its work to the satisfaction of the Landlord prior to opening for business. Any damage or construction staining should be repaired or removed **promptly** ~~immediately~~ by the Tenant.
As-Built Drawings:	The Tenant is required to carry out its construction work in strict accordance with the approved drawings. Changes must be approved by the Landlord and recorded "as-built" drawings and provided to the Tenant Coordinator at the conclusion of construction. The "as-built" drawings must be submitted to the Landlord on a standard 3 1/2" inch disc in AutoCad format or compatible software. The CADD layering standards must be the same as the ARIDO CADD Graphic Standards Item 3.4 Drawing Group, Release 2.0, dated March, 1993. The Tenant must provide the Landlord with one (1) set of good quality sepia prints of all drawings, documenting as-built conditions within four (4) weeks of construction completion.
Statement Of Completion:	Prior to any final payments, by the Landlord a "signing-off" by the Tenant Coordinator that work has been carried out in an acceptable manner to the Landlord must be obtained. Failure to obtain this approval may result in the Landlord having to complete or re-construct some components of the work in order to achieve the standards of the Building, with the costs being charged to the Tenant.
Statutory Declaration:	On completion of Tenant's Work, Tenant shall forthwith furnish to the Landlord two (2) statutory declarations, one from itself and one from its general contractor, each declaration stating that there are no construction liens outstanding against the Premises or the Building on account of Tenant's Work and that all accounts for work, service and materials have been paid in full with respect to all of the Tenant's Work, together with evidence in writing (from both the Tenant and the general contractor) satisfactory to the Landlord that all assessments under the Worker's Compensation Act have been paid.
Discharge Of Liens:	In accordance with the Lease, the Tenant shall promptly pay all charges incurred by or on behalf of the Tenant for any work, materials or services which may be done, supplied or performed at any time in respect of the Premises and shall, within **ten (10)** ~~five (5)~~ days after notice thereof is given to the Tenant discharge any liens arising therefrom at any time filed against the Premises or the

Building or any part thereof **or within ten (10) days after registration of such liens, whichever is earlier.**

Coordination Fees:

The Tenant shall pay to the Landlord ~~a "Tenant Coordination Fee", being the lesser of 5% of the cost of the Tenant's Leasehold Improvements, or $1.00 per square foot of the Rentable Area of the Premises. Such payment being in consideration of the Landlord's administration services and disbursements, project security, temporary services and utilities, washroom facilities, and loading dock access, all being provided during the Tenant's fixturing period. Such Tenant Coordination Fee shall be due and payable by the Tenant to the Landlord prior to occupancy. In addition to the Tenant Coordination Fee, the Tenant shall pay~~ the Landlord's **reasonable out-of-pocket** cost of **Landlord's base building engineer** ~~architectural, engineering, mechanical and other consultants (if any)~~ retained by the Landlord to process (but not to revise or upgrade) Tenant's plans. Any work done by or on behalf of Landlord in revising or assisting in the completion of the Tenant's plans shall be paid for by the Tenant in addition to the foregoing.

THIS SECOND LEASE AMENDING AGREEMENT made the 21st day of December, 2006.

BETWEEN:

55 ST. CLAIR INC.

(herein called the "Landlord")

OF THE FIRST PART

- and -

CRYPTOLOGIC INC.

(herein called the "Tenant")

OF THE SECOND PART

WHEREAS:

By a lease (the "Lease") dated January 21, 2005 between the Landlord and the Tenant, the Landlord leased to the Tenant approximately 40,834 square feet of rentable area in the building (the "Building") municipally known as 55 St. Clair Avenue West, Toronto, Ontario for a period of 10 years (the "Term") from August 1, 2005 to July 31, 2015 (being all of the 3rd floor, being approximately 34,645 square feet, and part of the 2nd floor, being approximately 6,189 square feet; collectively, the "Premises") and otherwise upon and subject to the terms and conditions therein contained;

By a lease amending agreement (the "Amending Agreement") dated October 16, 2006 between the Landlord and the Tenant, the Premises were expanded by adding (i) approximately 11,426 square feet of rentable area on the 2nd floor of the Building (the "Expansion Premises") as of April 1, 2007 for the remainder of the Term, and (ii) approximately 4,876 square feet of rentable area on the ground floor of the Building for the period from September 1, 2006 to March 31, 2007 (the Lease, as amended by the Amending Agreement, is also hereinafter called the "Lease");

The Amending Agreement provides that the Tenant shall have a fixturing period (the "Fixturing Period") for the Expansion Premises of 120 days commencing December 1, 2006, provided that the Fixturing Period shall not commence until the Tenant's plans and specifications for its improvements therein (the "Plans") have been approved by the Landlord;

The Tenant has not submitted the Plans to the Landlord for approval and has therefore not commenced installing its improvements in the Expansion Premises;

The Landlord and the Tenant have agreed to reduce the size of the Expansion Premises by approximately 3,268 square feet of rentable area (the "Goldman Premises", such area being shown on Schedule "A" attached hereto) for the period from April 1, 2007 to July 31, 2012 (the Expansion Premises, less the Goldman Premises, is hereinafter called the "Reduced Premises", the Reduced Premises having a rentable area of approximately 8,158 square feet);

The Landlord and the Tenant therefore wish to amend certain terms of the Lease as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby covenant and agree as follows:

ARTICLE 1 - PRELIMINARY MATTERS

1.1 **Definitions** - All capitalized terms in this Agreement shall have the meanings ascribed thereto in the Lease unless otherwise defined herein or the context otherwise requires.

ARTICLE 2 - AMENDMENTS TO THE LEASE

2.1 **Reduction of Expansion Premises** - The Expansion Premises are hereby reduced during the period from April 1, 2007 to July 31, 2012 (the "Reduction Period") by deleting therefrom the Goldman Premises. For the sake of clarity, the Expansion Premises shall include the Goldman Premises during the period from August 1, 2012 to July 31, 2015 (the "Remainder Period"). Notwithstanding the foregoing, the Landlord shall be entitled to extend the Reduction Period for such period as it chooses by giving written notice to the Tenant not later than July 31, 2011. The Landlord's notice shall specify the length of the extension and

the Remainder Period shall be reduced accordingly. The Landlord shall in the ordinary course make the Goldman Premises available for lease to third parties for the Remainder Period, provided that the foregoing shall not be construed as imposing any obligation on the Landlord to lease the Goldman Premises. For the sake of clarity, during the Reduction Period the Tenant shall not have any liability whatsoever in respect of the Goldman Premises.

2.2 **Fixturing Period** - The provisions of Section 2 of the Amending Agreement shall not apply to the Goldman Premises, to the intent that the Landlord shall not be obligated to do any work therein and the Tenant shall not be entitled to a fixturing period with respect thereto. For the sake of clarity, the Tenant's fixturing period for the Reduced Premises shall be from the date the Plans therefor are approved by the Landlord to March 31, 2007 and the term for the Reduced Premises shall commence on April 1, 2007.

2.3 **Allowance** - The Allowance (as that term is defined in Section 4(d)(i) of the Amending Agreement) with respect to the Goldman Premises shall be One Dollar and Eighty Cents ($1.80) per square foot of rentable area thereof for each year of the Remainder Period (such amount to be prorated for part years) and all appropriate changes shall accordingly be made to paragraph 9(C) of Rider 1 to the Lease (such paragraph having been amended by Section 4(f) of the Amending Agreement). For the sake of clarity, such Allowance with respect to the Goldman Premises shall not be payable unless and until the Tenant performs improvements therein and then only to the extent of the value of such improvements.

2.4 **Parking** - The six (6) additional unreserved underground parking stalls added to paragraph 3 of Rider 1 to the Lease (such additional parking having been added by Section 4(e) of the Amending Agreement) shall be reduced to four (4).

ARTICLE 3 - MISCELLANEOUS

3.1 **Lease Continues** - All other provisions of the Lease are hereby ratified and confirmed, the Lease, as modified hereby, shall continue in full force and effect, and all obligations and liabilities of the Tenant under and pursuant to the Lease, as modified hereby, shall be binding on and enforceable against it.

3.2 **Headings** - The headings in this Agreement are for convenience of reference only and form no part of this Agreement.

3.3 **Successors and Assigns** - Except as otherwise specifically provided, the covenants, terms and conditions contained in this Agreement shall apply to and bind and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

55 ST. CLAIR INC.
~~by its manager, Arcturus Realty Corporation, in its capacity as general partner for Arcturus Limited Partnership~~

Per: [signature]
Name - Jim Hewitt
Title - Vice President

I/We have the authority to bind the corporation

CRYPTOLOGIC INC.

Per: [signature]
Name - M. Shabot
Title - VP - HR

I/We have the authority to bind the corporation

SCHEDULE "A"

PLAN OF THE GOLDMAN PREMISES

55 ST. CLAIR AVE. WEST TORONTO, ONTARIO

2ND FLOOR

